Execution Version

STOCK PURCHASE AGREEMENT

by and between

Grand Decade Developments Limited

“Purchaser”

and

OncoSec Medical Incorporated

“Issuer”

Dated as of October 10, 2019

TABLE OF CONTENTS

ARTICLE 1. PURCHASE AND SALE OF THE SHARES		1

1.1	Purchase and Sale of the Shares.	1
1.2	Purchase Price.	2
1.3	Payment of Purchase Price.	2
1.4	Anti-Dilution.	2
1.5	Purchaser Option.	2

ARTICLE 2. PROCEDURE FOR CLOSING		3

2.1	Time and Place of Closing.	3
2.2	Transactions at the Closing.	3

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF ISSUER		3

3.1	Corporate Existence and Power.	3
3.2	Corporate Authorization.	4
3.3	Governmental Authorization.	4
3.4	Non-contravention.	5
3.5	Capitalization.	5
3.6	Subsidiaries.	7
3.7	SEC Filings and the Sarbanes-Oxley Act.	8
3.8	Financial Statements.	10
3.9	Disclosure Documents.	10
3.10	Absence of Certain Changes.	10
3.11	No Undisclosed Liabilities.	11
3.12	Compliance with Laws, Permits and Court Orders.	11
3.13	Litigation.	12
3.14	Properties.	12
3.15	Intellectual Property.	13
3.16	IT Systems; Privacy and Data Security.	17
3.17	Taxes.	19
3.18	Employee Benefit Plans; Labor Matters.	21
3.19	Material Contracts.	25
3.20	Finders’ Fees.	27
3.21	Opinion of Financial Advisor.	28
3.22	Antitakeover Statutes.	28
3.23	Regulatory Matters.	28
3.24	Committee on Foreign Investment in the U.S. Pilot Program.	31
3.25	Transactions with Affiliates.	32
3.26	Insurance.	32
3.27	Shares.	32

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3.28	No Disqualification Events.	32
3.29	Listing and Maintenance Requirements.	33
3.30	No Registration.	33
3.31	Disclosure.	33

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER		33

4.1	Authority.	33
4.2	Brokers and Finders.	34
4.3	Beneficial Ownership of Common Stock.	34
4.4	Availability of Funds.	34
4.5	Certain Transactions and Confidentiality.	34
4.6	Investment Risk; Disclosure of Information Acknowledgement of Risk.	35

ARTICLE 5. COVENANTS OF ISSUER		35

5.1	Access and Information.	35
5.2	Conduct of Business Prior to Closing.	35
5.3	Issuer Stockholder Meeting.	39
5.4	Nasdaq Listing.	40
5.5	Exclusivity.	40
5.6	Takeover Statutes.	41
5.7	Interim Communications by Issuer.	41
5.8	Lock-Up.	41
5.9	Standstill.	41
5.10	Anti-Dilution.	43
5.11	Director Resignation.	44

ARTICLE 6. MUTUAL COVENANTS		44

6.1	Notice of Certain Events.	44
6.2	CFIUS.	45
6.3	Further Mutual Covenants.	45
6.4	Commercially Reasonable Efforts.	45
6.5	Listing.	46

ARTICLE 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER		46

7.1	Representations and Warranties.	46
7.2	Compliance by Issuer.	46
7.3	No Injunction; Litigation.	46
7.4	Consents; Authorizations; Approval of Legal Matters.	46
7.5	No Material Adverse Change.	47

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7.6	Closing Precedent Transactions.	47
7.7	Simultaneous Closing.	47
7.8	Issuer Approvals.	47

ARTICLE 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF ISSUER		47

8.1	Certificate Regarding Representations and Warranties.	47
8.2	Compliance by Purchaser.	48
8.3	No Injunction, Litigation.	48
8.4	Consents; Authorizations; Approval of Legal Matters.	48
8.5	Issuer Stockholder Approval.	48

ARTICLE 9. CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS		48

9.1	Confidentiality.	48
9.2	Public Announcements.	49

ARTICLE 10. TERMINATION		49

10.1	Termination.	49

ARTICLE 11. GENERAL PROVISIONS		50

11.1	Definitions.	50
11.2	Fees and Expenses.	63
11.3	Notices.	63
11.4	Assignment.	64
11.5	No Benefit to Others.	64
11.6	Headings and Gender; Construction; Interpretation.	65
11.7	Counterparts.	65
11.8	Integration of Agreement.	65
11.9	Amendments.	66
11.10	Waiver.	66
11.11	Time of Essence.	66
11.12	Governing Law.	66
11.13	Jurisdiction.	64
11.14	Waiver of Jury Trial.	64
11.15	Partial Invalidity.	64
11.16	Survival.	64
11.17	Specific Enforcement.	64

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 10, 2019 by and between Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, (“Purchaser”), and OncoSec Medical Incorporated, a Nevada corporation (“Issuer”). Certain capitalized terms used in this Agreement are defined in Section 11.1.

WITNESSETH:

WHEREAS, Issuer desires to sell and Purchaser desires to purchase shares of Issuer’s common shares, $0.0001 par value per share (the “Common Stock” or the “Shares,” and each, a “Share”), for the consideration and on the terms set forth in this Agreement;

WHEREAS, as a condition and inducement to Purchaser’s willingness to enter into this Agreement and to consummate the Sale, Purchaser and Issuer have entered into a Stockholder Agreement in substantially the same form as Exhibit A hereto (the “Stockholder Agreement”);

WHEREAS, as a condition and inducement to Purchaser’s willingness to enter into this Agreement and to consummate the Sale, Purchaser and Issuer will enter into a Registration Rights Agreement in substantially the same form as Exhibit B hereto (the “Registration Rights Agreement”); and

WHEREAS, as a condition and inducement to Purchaser’s willingness to enter into this Agreement and to consummate the Sale, Purchaser and Issuer have entered into a License Agreement in substantially the same form as Exhibit C hereto (the “License Agreement”).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1. PURCHASE AND SALE OF THE SHARES

1.1 Purchase and Sale of the Shares.

Subject to the terms and conditions of this Agreement, Issuer shall sell, and Purchaser shall purchase 10,000,000 shares of Common Stock (the “Purchased Shares”); and Issuer shall transfer and convey, and Purchaser shall purchase, the Purchased Shares free and clear of any and all Liens (other than those imposed by the Articles of Incorporation and federal and state securities Laws) (the “Sale”).

1.2 Purchase Price.

The purchase price per Share for the Purchased Shares shall be $2.50 (the “Purchase Price”).

1.3 Payment of Purchase Price.

On the Closing Date and subject to the satisfaction or waiver of the conditions set forth in ARTICLE 7 and ARTICLE 8 below, Purchaser shall pay or deliver to Issuer, with respect to the Purchased Shares, $25,000,000 in cash. Purchaser shall, at the time of the transfer of funds, request evidence of such transfer from its bank for the purpose of assisting Issuer in confirming receipt of the transfer and Issuer shall deliver the Purchased Shares to the Purchaser in accordance with Section 2.2.

1.4 Anti-Dilution.

If, between the date of this Agreement and the Closing Date, the outstanding Common Stock shall have been changed into or exchanged for a different number or kind of shares or securities as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other substantially similar transaction (a “Recapitalization”), a proportionate adjustment shall be made to the number of Purchased Shares, and to the Purchase Price for the Purchased Shares so as to maintain Purchaser’s intended ownership of Issuer pursuant to this Agreement without giving effect to such Recapitalization.

1.5 Purchaser Option.

(a) Notwithstanding Section 5.9, in consideration of the agreements and obligations of the Parties contained herein, beginning on the Closing Date and ending on the first anniversary of the Closing Date (the “Option Period”), Issuer hereby grants Purchaser an irrevocable and exclusive option (the “Purchase Option”), but not the obligation, exercisable in Purchaser’s sole discretion (and which may be exercised through one or more of Purchaser’s Affiliates), to offer to acquire the remaining outstanding Common Stock at a purchase price per Share equal to the greater of (a) $4.50 or (b) 110% of the last closing stock price for the Common Stock prior to the date of the Option Notice (as defined below).

(b) Purchaser may exercise the Purchase Option (in its sole discretion) at any time during the Option Period by delivery of a written notice (the “Option Notice”) to Issuer stating the Purchaser’s intent to so exercise the Purchase Option, including the material terms of such proposed transaction.

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ARTICLE 2. PROCEDURE FOR CLOSING

2.1 Time and Place of Closing.

Subject to the provisions of ARTICLE 10, the consummation of the Sale (the “Closing”) shall take place at the offices of Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 as soon as possible, but in any event no later than ten Business Days after the date the conditions set forth in ARTICLE 7 and ARTICLE 8 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the Party entitled to the benefit of such conditions, or at such other place or time as the Parties may mutually agree. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

2.2 Transactions at the Closing.

At the Closing, each of the following shall be delivered:

(a) Issuer shall deliver to Purchaser the Purchased Shares issuable at the Closing in book-entry form (via Direct Registration System, “DRS”) and to the extent not previously delivered, the items required to be delivered by Issuer set forth in ARTICLE 7 and a legal opinion of counsel to Issuer reasonably satisfactory to Purchaser and its counsel. Issuer shall cause its transfer agent to provide a DRS statement reflecting the issuance and registration of the Purchased Shares in the name of Purchaser at the Closing. The documents and certificates to be delivered hereunder by or on behalf of Issuer at the Closing shall be in form and substance reasonably satisfactory to Purchaser and its counsel.

(b) Purchaser shall deliver to Issuer (i) the Purchase Price as provided in Section 1.3 and (ii) the items set forth in ARTICLE 8 subject to the last sentence of Section 1.3. The documents and certificates to be delivered hereunder by or on behalf of Purchaser at the Closing shall be in form and substance reasonably satisfactory to Issuer and its counsel.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby represents and warrants to Purchaser on the date hereof and on the Closing Date (except for any representations and warranties that are expressly stated to have been made as of a specified date, which shall have been true and correct as of such specified date) that:

3.1 Corporate Existence and Power.

Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate powers and all Permits required to carry on its business as now conducted. Issuer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified have not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. Issuer has delivered or made available to Purchaser a true, correct and complete copy of the Articles of Incorporation (including any certificates of designation), Bylaws or like organizational documents, each as in effect (collectively, the “Charter Documents”), of Issuer and each of its Subsidiaries. Neither Issuer nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents. Issuer has made available to Purchaser true, correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, a brief summary of the meeting) of all meetings of stockholders, the Board and each committee of the Board and of the board of directors or equivalent governing body, as the case may be, and committees thereof and equity holders of each of the Subsidiaries of Issuer for the three year period ending on the date hereof; provided, however, that Issuer shall be permitted to redact any minutes of the meetings that discuss any alternative transactions considered by the Board.

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3.2 Corporate Authorization.

(a) The execution, delivery and performance by Issuer of this Agreement and the consummation by Issuer of the transactions contemplated hereby are within Issuer’s corporate powers and, except for Issuer Stockholder Approval (as defined below), have been duly authorized by all necessary corporate action on the part of Issuer. The affirmative vote of the holders of a majority of the outstanding Shares (the “Issuer Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of Issuer necessary to approve this Agreement and the transactions contemplated hereby, including in connection with the Articles Amendment and the Bylaws Amendment and any necessary approvals under Nasdaq rules. Issuer has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Purchaser, this Agreement constitutes a valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b) At a meeting duly called and held, the Board affirmatively (i) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of Issuer and its stockholders, (ii) approved and adopted this Agreement, the Articles Amendment and the Bylaws Amendment and the transactions contemplated hereby and thereby in accordance with the requirements of the NRS and Nasdaq rules, and (iii) resolved to recommend the approval of this Agreement and the transactions contemplated hereby, including the Articles Amendment and the Bylaws Amendment, by the stockholders of Issuer (such recommendation, the “Issuer Board Recommendation”).

3.3 Governmental Authorization.

The execution, delivery and performance by Issuer of this Agreement and the consummation by Issuer of the transactions contemplated by this Agreement requires no action by or in respect of, Permit from or filing by or with, any Governmental Authority other than compliance with any applicable requirements of the 1933 Act, the 1934 Act, any other applicable U.S. state or federal securities Laws and the rules and requirements of Nasdaq.

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3.4 Non-contravention.

The execution, delivery and performance by Issuer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the Charter Documents of Issuer or the comparable organizational documents of any Subsidiary of Issuer, (ii) assuming compliance with the matters referred to in Section 3.3, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law by Issuer or any of its Subsidiaries, including Nasdaq rules, (iii) assuming compliance with the matters referred to in Section 3.3, require any Consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Issuer or any of its Subsidiaries is entitled under any provision of any Contract binding on Issuer or any of its Subsidiaries or any Permit affecting, or relating in any way to, the assets or business of Issuer and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Issuer or any of its Subsidiaries.

3.5 Capitalization.

Issuer amended its Articles of Incorporation, effective as of 5:00 p.m., Eastern Time, on May 20, 2019, by filing a certificate of change (pursuant to NRS 78.209) with the Nevada Secretary of State to effect a 1-for-10 reverse split of Issuer’s authorized and outstanding common stock. All applicable share and per share amounts reflected in this Agreement have been adjusted to reflect the reverse stock split, unless otherwise specified. In addition the share amounts below reflect Issuer’s financing completed on May 22, 2019.

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(a) The authorized capital stock of Issuer consists solely of (i) 26,000,000 shares of Common Stock. As of October 9, 2019, there were outstanding (A) 10,669,022 shares of Common Stock (of which zero shares represent unvested Issuer Restricted Shares), (B) 1,140,029 shares of Common Stock reserved under the Employee Plans, of which there were outstanding 894,605 shares of Common Stock subject to issuance upon exercise of outstanding Issuer Stock Options (which have a weighted average exercise price of $12.48 and 662,119 of which are currently exercisable), (C) 3,631,953 shares of Common Stock subject to issuance upon exercise of outstanding Issuer Warrants (which have a weighted average exercise price of $7.40 and 3,631,953 of which are currently exercisable), (D) 77,664 shares of Common Stock subject to issuance upon settlement of Issuer RSUs, and (E) 37,608 shares of Common Stock reserved for issuance under the ESPP.. All outstanding shares of capital stock of Issuer have been, and all shares that may be issued pursuant to any Employee Plan or Issuer Security will be, when issued in accordance with the respective terms thereof and in compliance with the terms of this Agreement, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Section 3.5(a) of the Issuer Disclosure Schedule contains a true, correct and complete list, as of October 9, 2019, of each outstanding Issuer Stock Award, including the holder, type of award (including, for an Issuer Stock Option, whether such award is intended to qualify as an “incentive stock option” under Section 422 of the Code), date of grant, exercise price, expiration date, vesting schedule (including whether vesting accelerates on specified “change in control” transactions), any early exercise or other special terms and the number of Shares subject thereto. Each Issuer Stock Award has been granted in compliance in all material respects with all applicable securities laws or exemptions therefrom and all requirements set forth in the applicable Employee Plan and applicable award agreements. The exercise price of each Issuer Stock Option is not less than the fair market value (within the meaning of Section 409A of the Code) of a Share on the date of grant of such Issuer Stock Option, and no Issuer Stock Option provides for a deferral of compensation within the meaning of Section 409A of the Code. No shares of Common Stock have been treated by Issuer or any of its Subsidiaries as issued pursuant to the exercise of an “incentive stock option” under Section 422 of the Code. At all times, the ESPP has qualified as an “employee stock purchase plan” under Section 423 of the Code, and all options to purchase shares under the ESPP (now outstanding or previously exercised or forfeited) have satisfied Applicable Law, including the requirements of Section 423 of the Code. $12,500 is the maximum dollar amount that could be contributed in the aggregate to the ESPP for the Final Offering Period.

(b) There are no outstanding bonds, debentures, notes or other indebtedness of Issuer having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of Issuer may vote. Except as set forth in this Section 3.5 resulting from the exercise of Issuer Stock Options outstanding on such date in accordance with the terms thereof on such date, the exercise of Issuer Warrants outstanding on such date in accordance with the terms thereof on such date, the issuance of Shares pursuant to the vesting of Issuer RSUs outstanding on such date in accordance with the terms thereof on such date and the purchase of Shares pursuant to the ESPP in accordance with its terms as in effect on such date, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or ownership interests in, Issuer, (ii) securities of Issuer convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, Issuer, (iii) warrants, calls, options or other rights to acquire from Issuer, or other obligations of Issuer to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, Issuer or (iv) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or ownership interests in, Issuer (the items in clauses (i) through (iv), including, for the avoidance of doubt, the Shares, being referred to collectively as the “Issuer Securities”). There are no outstanding obligations of Issuer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Issuer Securities. Neither Issuer nor any of its Subsidiaries is a party to any Contract with respect to the voting, registration or transfer of any Issuer Securities.

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(c) Except as set forth in this Section 3.5, none of the Shares or any Issuer Securities are owned by any Subsidiary of Issuer.

3.6 Subsidiaries.

(a) Each Subsidiary of Issuer has been duly incorporated, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all Permits required to carry on its business in the places and in the manner as now conducted except for those Permits the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. Each Subsidiary of Issuer is identified in Section 3.6 of the Issuer Disclosure Schedule.

(b) All of the outstanding shares, capital stock or other voting securities of, or ownership interests in, each Subsidiary of Issuer have been duly authorized and validly issued, are fully paid and non-assessable (with respect to each Subsidiary that is a corporation) and free of preemptive rights and are owned beneficially and legally, and solely, by Issuer, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such share, capital stock or other voting securities or ownership interests). There are no issued, reserved for issuance or outstanding (i) shares or other securities of Issuer or any of its Subsidiaries convertible into, or exchangeable or exercisable for, shares, capital stock or other voting securities of, or ownership or economic interests in, any Subsidiary of Issuer, (ii) warrants, calls, options or other rights to acquire from Issuer or any of its Subsidiaries, or other obligations of Issuer or any of its Subsidiaries to issue, any shares, capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any shares, capital stock or other voting securities of, or ownership or economic interests in, any Subsidiary of Issuer or (iii) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any share, capital stock or other voting security of, or ownership interest in, any Subsidiary of Issuer (the items in clauses (i) through (iii) being referred to collectively as the “Issuer Subsidiary Securities”). There are no outstanding obligations of Issuer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Issuer Subsidiary Securities. Except for the shares, capital stock or other voting securities of, or ownership interests in, its Subsidiaries, Issuer does not own, directly or indirectly, any shares, capital stock or other voting securities of, or ownership interests in, any Person. All dividends or distributions declared, made or paid by the Subsidiaries of Issuer have been declared, made or paid in accordance with the applicable Subsidiary’s constitutional documents, all Applicable Law and any agreements or arrangements made with any Third Party regulating the payment of dividends and distributions. No shares, capital stock or other voting securities of the Subsidiaries of Issuer have been issued and no transfer of any such shares has been registered (where applicable), except in accordance with all Applicable Laws and the constitutional documents of the relevant Subsidiary of Issuer, and all transfers have been duly stamped (where applicable).

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3.7 SEC Filings and the Sarbanes-Oxley Act.

(a) Other than as reflected in the relevant document, Issuer has timely filed with or furnished to the SEC, and made available to Purchaser, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by Issuer (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Issuer SEC Documents”). Issuer has made available to Purchaser true, correct and complete copies of all material correspondence between the SEC, on the one hand, and Issuer and any of its Subsidiaries, on the other hand, including all comment letters from the staff of the SEC relating to Issuer SEC Documents containing unresolved comments and all written responses of Issuer thereto. To Issuer’s Knowledge, as of the date hereof, no Issuer SEC Document is the subject of ongoing review, comment or investigation by the SEC. No Subsidiary of Issuer is, or at any time has been, required to file any reports, schedules, forms, statements or other documents with the SEC.

(b) As of its filing date (and as of the date of any amendment), each Issuer SEC Document complied, and each Issuer SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Issuer SEC Document filed did not, and each Issuer SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each Issuer SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

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(e) Issuer and its Subsidiaries have established and maintain disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 under the 1934 Act) as required by Rule 13a-15 under the 1934 Act. Such disclosure controls and procedures are designed to ensure that all material information relating to Issuer, including its consolidated Subsidiaries, is made known to Issuer’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Issuer’s principal executive officer and principal financial officer to material information required to be included in Issuer’s periodic and current reports required under the 1934 Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f) Issuer and its Subsidiaries have established and maintain a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide assurance regarding the reliability of Issuer’s financial reporting and the preparation of Issuer financial statements for external purposes in accordance with GAAP. Issuer has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to Issuer’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect Issuer’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a role in internal controls. Issuer has made available to Purchaser a summary of any such disclosure made by management to Issuer’s auditors and audit committee for the three year period ending on the date hereof.

(g) Section 3.7(g) of the Issuer Disclosure Schedule describes, and Issuer has made available to Purchaser copies of the documentation creating or governing, all securitization transactions and other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that existed or were effected by Issuer or its Subsidiaries during the three year period ending on the date hereof.

(h) Issuer has complied with and is in compliance in all material respects with all applicable listing and corporate governance rules, regulations and requirements of Nasdaq, and is in compliance in all material respects with all rules, regulations and requirements of the SEC and with the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by Issuer or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of Issuer.

(i) Each of the principal executive officer and principal financial officer of Issuer (or each former principal executive officer and principal financial officer of Issuer, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq, and the statements contained in any such certifications are true, correct and complete as of their respective dates.

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(j) There are no Contracts between Issuer or any of its Subsidiaries, on the one hand, and any other Person (other than Issuer and its Subsidiaries), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K.

3.8 Financial Statements.

The audited consolidated financial statements and unaudited consolidated interim financial statements of Issuer included or incorporated by reference in Issuer SEC Documents (i) as of their respective dates of filing with the SEC complied as to form in all material respects with the rules and regulations of the SEC with respect thereto, (ii) fairly present in all material respects the consolidated financial position of Issuer and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements which are not material in the aggregate) and (iii) have been prepared in accordance with GAAP applied on a consistent basis (except as may be expressly indicated in the notes thereto). The Books and Records of Issuer and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP.

3.9 Disclosure Documents.

(a) At the time the proxy statement to be filed with the SEC in connection with the Sale (the “Issuer Proxy Statement”) or any amendment or supplement thereto is first mailed to stockholders of Issuer, at the time such stockholders vote on approval of this Agreement and at the Closing, the Issuer Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Notwithstanding the foregoing in this Section 3.9, Issuer makes no representation with respect to statements made or incorporated by reference in the Issuer Proxy Statement based on information supplied by or on behalf of Purchaser for inclusion or incorporation by reference therein.

3.10 Absence of Certain Changes.

(a) Since the Issuer Balance Sheet Date, the business of Issuer and its Subsidiaries has been conducted in the Ordinary Course of Business consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts that has had or would be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(b) From the Issuer Balance Sheet Date until the date hereof, there has not been any action taken by Issuer or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Closing without Purchaser’s consent, would constitute a breach of Section 5.2.

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3.11 No Undisclosed Liabilities.

There are no Liabilities of Issuer or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, known, unknown, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a Liability, other than: (i) Liabilities disclosed and reserved for in the Issuer Interim Balance Sheet or in the notes thereto, (ii) Liabilities arising out of or in connection with this Agreement and the transactions contemplated hereby and (iii) Liabilities (including Liabilities incurred in the Ordinary Course of Business since the Issuer Balance Sheet Date) that have not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

3.12 Compliance with Laws, Permits and Court Orders.

(a) Issuer and each of its Subsidiaries is, and in the three year period ending on the date hereof has been, in material compliance with all Applicable Laws. Issuer is not currently being threatened, and in the three year period ending on the date hereof, Issuer has not been threatened, in each case to be charged with or has been given notice of, and to the Knowledge of Issuer is not under investigation with respect to, any violation of any Applicable Law. There is no Order of any arbitrator or Governmental Authority outstanding against Issuer or any of its Subsidiaries.

(b) None of Issuer, any of its Subsidiaries, or any of their respective directors, officers, consultants, agents or other Persons acting for or on their behalf, has taken any action that would result in a violation by such Person of (i) the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78m(b), 78dd-1, 78dd-2, 78ff) (the “FCPA”), the Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”) or any other anti-corruption or anti-bribery Applicable Law, (ii) any economic sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, Her Majesty’s Treasury or any applicable prohibited party list maintained by any U.S. government agency, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) and (iii) any applicable export controls laws. Issuer has conducted its businesses in compliance with the FCPA (and any state or foreign equivalents), the UK Bribery Act, any other anti-corruption Applicable Law (including the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the federal False Claims Act (31 U.S.C. § 3729 et seq.), and any state or foreign equivalents), Sanctions and applicable export controls laws, and Issuer has instituted and maintained policies and procedures designed to cause each such Person to comply with all such Applicable Law.

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(c) None of Issuer, any of its Subsidiaries or any of their respective directors, officers, consultants, agents or other Persons acting for or on their behalf, is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions or (ii) located, organized or resident in a country or region that is the subject of Sanctions.

(d) Issuer and its Subsidiaries hold all material Permits necessary or advisable to conduct their respective businesses in the places and in such manner in which such businesses are currently being conducted. (i) Such Permits are valid and in full force and effect and are not subject to any pending or threatened Action by any Governmental Authority to suspend, cancel, modify, terminate or revoke any such Permit, (ii) Issuer and each of its Subsidiaries are in compliance with the terms and requirements of such Permits, (iii) neither Issuer or any of its Subsidiaries is in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under or would reasonably be expected to result in any suspension, cancellation, modification, termination or revocation of, any such Permit and (iv) none of the Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

3.13 Litigation.

There is no Action pending against, or, to the Knowledge of Issuer, threatened against or affecting, Issuer, any of its Subsidiaries, any present or former officer, director or employee of Issuer or any of its Subsidiaries, or any Person for whom Issuer or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened Actions, would be before) or by any Governmental Authority or arbitrator.

3.14 Properties.

(a) Issuer and its Subsidiaries have good title to, or good and valid leasehold interests in, all property and assets reflected on the Issuer Balance Sheet or acquired after the Issuer Balance Sheet Date, except as have been disposed of since the Issuer Balance Sheet Date in the Ordinary Course of Business and in compliance with this Agreement, in each case free and clear of all Liens (other than Permitted Liens). The properties and assets owned or leased by Issuer and its Subsidiaries constitute all of the properties and assets necessary for, and used or useful in, the conduct of their respective businesses in the places and in such manner in which such businesses are currently being conducted. Neither Issuer nor any of its Subsidiaries owns or has ever owned any interest in real property.

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(b) (i) Each lease, sublease, license or other use or occupancy agreement (each, a “Lease”) under which Issuer or any of its Subsidiaries leases, subleases, licenses or otherwise uses or occupies any real property (whether as lessor or lessee) is valid and in full force and effect and (ii) neither Issuer nor any of its Subsidiaries, nor to Issuer’s Knowledge any other party to a Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a breach or default under the provisions of such Lease, except for those breaches or defaults that, individually or in the aggregate, are not and would not reasonably be expected to be material to Issuer and its Subsidiaries, and neither Issuer nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Lease. Section 3.14(b) of the Issuer Disclosure Schedule sets forth a true, correct and complete list of all Leases to which Issuer or any of its Subsidiaries is a party, including all amendments, extensions, renewals and guarantees with respect thereto, in each case identifying the tenant or lessee and the landlord or lessor under each such Lease and the address of the real property associated with such Lease (such property, together with all rights, title and interest of Issuer or any Subsidiary in and to leasehold improvements relating thereto, including security deposits, reserves or prepaid rents paid in connection therewith, collectively, the “Leased Real Property”). Issuer has made available to Purchaser (in each case, together with all amendments, modifications, supplements, waivers or other changes thereto) true, correct and complete copies of all Leases. The performance by Issuer of this Agreement and the transactions contemplated hereby will not result in the termination of, or in any increase of any material amounts payable under, any Lease or any material rights under any Lease or will require the Consent from any party to any such Lease other than Issuer. With respect to any Leased Real Property, Issuer and any of its Subsidiaries enjoys peaceful and undisturbed possession of the Leased Real Property.

3.15 Intellectual Property.

(a) Section 3.15(a) of the Issuer Disclosure Schedule sets forth a true, correct and complete list of all Issuer Intellectual Property Rights specifying as to each such item, as applicable (i) the record and legal owner (or the co-owners) thereof, and, as applicable, all inventors thereof, (ii) the jurisdiction (foreign and domestic) in which such item is issued, granted, or registered or in which any application for issuance, grant or registration has been filed and, in the case of domain names and social media tags, handles and other identifiers, the registrant and registrar and the social media platform and account holder, respectively, (iii) the respective issuance, grant, registration, filing or application number of such item, (iv) the dates of filing, application, issuance, grant and registration of such item and (v) in the case of each of such item that is a Licensed Intellectual Property Right, whether the applicable Licensed Intellectual Property Right is exclusively or non-exclusively licensed or sublicensed to Issuer or any of its Subsidiaries, and the applicable Contract pursuant to which Issuer or any of its Subsidiaries receives its rights to such Licensed Intellectual Property Right.

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(b) Issuer and its Subsidiaries (i) are the sole and exclusive owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights and (ii) have a valid and enforceable license to the Licensed Intellectual Property Rights, in each case (clauses (i) and (ii)), free and clear of any Lien. Issuer and its Subsidiaries have taken all commercially reasonable steps to protect, preserve and maintain their rights, title and interests in and to Issuer Intellectual Property Rights. The Owned Intellectual Property Rights constitute all of the Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of Issuer and its Subsidiaries as currently conducted and as proposed by Issuer or any of its Subsidiaries to be conducted in Issuer SEC Documents. There exist no material restrictions on the disclosure, use, license or transfer of Issuer Intellectual Property Rights. The consummation of the transactions contemplated by this Agreement will not (i) alter, encumber, impair or extinguish any of Issuer’s or any of its Subsidiaries’ rights in, to or under any Issuer Intellectual Property Right or the validity, enforceability, right to practice or use, registration, right to register, license, assign or transfer, ownership, priority, duration, scope or effectiveness of any of Issuer Intellectual Property Rights, (ii) trigger termination of any licensed rights in, or any additional payment obligations with respect to, any of Issuer Intellectual Property Rights, (iii) impair the right of Purchaser to develop, use, sell, license or dispose of, or to bring any Action for the infringement of, any Issuer Intellectual Property Right or (iv) through the operation of any Contracts to which Issuer or any of its Subsidiaries is a party or otherwise bound, encumber any of the Intellectual Property Rights owned by or licensed to Purchaser.

(c) Documentation evidencing the complete chains of title with respect to all Issuer Intellectual Property Rights have been timely and properly recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office or their foreign equivalents, as applicable. Issuer possesses full and reliable documentation evidencing complete and accurate chains of title for each of the Issuer Intellectual Property Rights that is a Patent.

(d) To the Knowledge of Issuer, no funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used in any respect to create, in whole or in part, any Issuer Intellectual Property Rights, except for any such funding or use of facilities or personnel that does not result in such Governmental Authority or educational institution obtaining ownership of, or use rights to, such Issuer Intellectual Property Rights, and does not require or otherwise obligate Issuer or any of its Subsidiaries to grant or offer to any such Governmental Authority or educational institution any license or other right to such Issuer Intellectual Property Rights or except as set forth in Section 3.15(d) of the Issuer Disclosure Schedule. To the Knowledge of Issuer, no current or former employee or Independent Contractor of Issuer or any of its Subsidiaries who contributed to the creation or development of Issuer Intellectual Property Rights has performed services for a Governmental Authority or any university, college, research institute or other educational institution related to Issuer’s business as presently conducted during a period of time during which such employee or Independent Contractor was also performing services for Issuer or any of its Subsidiaries. As it relates to any Issuer Intellectual Property Rights in which the U.S. government has rights, Issuer has taken all necessary steps to comply with the Bayh-Dole Act (35 U.S.C. §§ 200 -212) and any regulations related thereto, including making all necessary disclosures to the relevant funding agencies and complying with the domestic manufacturing requirement as set forth in 35 U.S.C. § 204.

(e) The conduct of the business of Issuer, including the Exploitation of any Products, as such business (i) has been, and is currently, conducted and (ii) proposed to be conducted in Issuer SEC Documents, in each case (clauses (i)-(ii)), did not, does not and will not, infringe upon, misappropriate or otherwise violate any Intellectual Property Right (or any right therein, thereto or thereunder) of any Third Party.

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(f) No rights or licenses to intellectual property that are not included in Issuer Intellectual Property Rights are required for Purchaser to Exploit the Products or to conduct the business of Issuer, as currently conducted or proposed to be conducted in Issuer SEC Documents.

(g) There is no Action pending, or concluded, against, or, to the Knowledge of Issuer, threatened against or affecting, Issuer or any of its Subsidiaries, or affecting the conduct of the respective businesses of Issuer or any of its Subsidiaries (including the research, development, manufacture, marketing, promotion, offering for sale, sale or other commercialization, shipment, import, export, distribution or the seeking of regulatory approval, as applicable, of any Products) (i) based upon, or challenging or seeking to deny or restrict, any right of Issuer or any of its Subsidiaries in any of Issuer Intellectual Property Rights, (ii) alleging that any of Issuer Intellectual Property Rights are invalid or unenforceable, or seeks to deny or restrict the legality, scope, duration, priority, right to practice or use, right to register, registration or ownership of Issuer Intellectual Property Rights, (iii) alleging that the use of any of Issuer Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported, offered for sale or sold by Issuer or any of its Subsidiaries do or may conflict with, misappropriate, infringe, contribute to the infringement of, or otherwise violate any Intellectual Property Right of any Person or (iv) alleging that Issuer or any of its Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person. To the Knowledge of Issuer, there are no facts or circumstances that could give rise to any such Action based upon or alleging any of the foregoing in clauses (i)-(iv). Neither Issuer nor any of its Subsidiaries has received from any Person any offer to license any Intellectual Property Rights of such Person in connection with any actual or threatened claim of infringement, misappropriation or other violation of any such Intellectual Property Rights.

(h) All Issuer Intellectual Property Rights are valid, enforceable and in full force and effect, and all Issuer Intellectual Property Rights that are the subject of an application for issuance, grant or registration are valid and subsisting. None of Issuer Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part by a court or administrative agency, or in the case of pending Patent applications included in Issuer Intellectual Property Rights, have been the subject of a final and unappealable finding of unpatentability. All issued Patents, registered Trademarks, registered Copyrights and applications for any of the foregoing included in Issuer Intellectual Property Rights were applied for, registered and filed in compliance with Applicable Law, and all filings, payments and other actions required to be made or taken to maintain the application, prosecution or registration of such Issuer Intellectual Property Rights in full force and effect have been fully and timely made by the applicable deadline.

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(i) No Issuer Intellectual Property Rights that are material to the Exploitation of any Product have been abandoned, cancelled, forfeited, relinquished, allowed to lapse or rejected by any action or failure to take action by Issuer or its Subsidiaries or, to the Knowledge of Issuer, by any of its or their licensors or sublicensors.

(j) None of Issuer or its Subsidiaries, or, to the Knowledge of Issuer, any licensor of any Licensed Intellectual Property Right, in each case, has received any written opinions from counsel with respect to the validity, invalidity, enforceability, unenforceability, non-infringement or infringement of any of Issuer Intellectual Property Rights, or with respect to the infringement or misappropriation of any Patent or other Intellectual Property of any Third Party in connection with the Exploitation of any Products.

(k) To the Knowledge of Issuer, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right.

(l) Except for those licenses and parties identified in Section 3.15(l) of the Issuer Disclosure Schedule, none of Issuer or its Subsidiaries has granted any licenses, sublicenses, options, interests or other rights (including covenants not to sue and immunities from suit) in or with respect to Issuer Intellectual Property Rights to any Third Parties.

(m) Issuer and its Subsidiaries have taken commercially reasonable actions in accordance with current industry practice to protect, preserve and maintain the confidentiality and security of all Issuer Intellectual Property Rights, the value of which to Issuer or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof (including any Trade Secrets owned, used or held for use by Issuer or any of its Subsidiaries), and no such Intellectual Property Rights have been disclosed other than, on a need-to-know basis, to employees, representatives and agents of Issuer or any of its Subsidiaries, all of whom are bound by written confidentiality agreements that protect such Intellectual Property Rights. Issuer and its Subsidiaries have used commercially reasonable efforts to prevent disclosure of such Intellectual Property Rights to any Person who has not executed such written confidentiality agreement and, to the Knowledge of Issuer, there has been no disclosure of any such Intellectual Property to any employee or other Person who has not executed a binding and enforceable confidentiality agreement. True, correct and complete copies of the forms of agreements referred to in the foregoing clause have been made available to Purchaser prior to the date hereof, and to the Knowledge of Issuer, no breach of any such agreement by the other party thereto has occurred or been threatened.

(n) Any Issuer Intellectual Property Rights that are Trade Secrets have been accurately documented in a manner such that someone reasonably skilled in DNA-based or immuno- therapeutics or electroporation drug delivery devices, or the manufacturing or engineering of such therapeutics or devices, could review such documentation and understand how to practice or use such Trade Secrets to develop and manufacture the Products or otherwise Exploit the Products.

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(o) To the extent that any Issuer Intellectual Property Right has been developed or created by a Third Party (including any current or former officer, director, employee or Independent Contractor of Issuer or any of its Subsidiaries) for Issuer or any of its Subsidiaries, Issuer or one of its Subsidiaries, as the case may be, has a written agreement with such Third Party with respect thereto pursuant to which such Person has agreed to hold all of Issuer Intellectual Property Rights in confidence, and Issuer or one of its Subsidiaries thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a valid and unrestricted right to exploit, sufficient for the conduct of its business as currently conducted or proposed to be conducted in Issuer SEC Documents, such Intellectual Property Right. True, correct and complete copies of the forms of agreements referred to in the foregoing clauses (i) and (ii) have been made available to Purchaser prior to the date hereof. To the Knowledge of Issuer, no breach of any such agreement by the other party thereto has occurred or been threatened. No current or former employee of, or Independent Contractor to, Issuer or any of its Subsidiaries owns any right, title, or interest in or to any Issuer Intellectual Property Right relating to any Product that was created or developed by such employee or Independent Contractor during his or her employment or other engagement with Issuer or such Subsidiary.

3.16 IT Systems; Privacy and Data Security.

(a) To the Knowledge of Issuer, Issuer and each Issuer Subsidiary complies and, during the three year period ending on the date hereof, has complied in all material respects with all Privacy and Information Security Requirements. Neither Issuer nor any Issuer Subsidiary has received notice of any complaint, investigation, or other inquiry from any Governmental Authority with jurisdiction within the three year period ending on the date hereof regarding any actual or possible violation of, or failure to comply with, any Privacy and Information Security Requirement by Issuer or any Issuer Subsidiary. There is not currently pending and there has not been within the three year period ending on the date hereof any Action against Issuer or any Issuer Subsidiary alleging any violation of, or failure to comply with, any Privacy and Information Security Requirement.

(b) Issuer and each Issuer Subsidiary currently provides, and within the three year period ending on the date hereof Issuer and each Issuer Subsidiary has provided, notice designed to be reasonable and accurate of Issuer and Issuer Subsidiaries’ privacy practices in accordance with Applicable Law. Issuer has provided to Purchaser copies of all of the current privacy notices on its websites, and any other privacy notices, disclosures or public representations with respect to Issuer and Issuer Subsidiaries (collectively, “Privacy Notices”) in effect within the three year period ending on the date hereof.

(c) To the Knowledge of Issuer, no Person has, or is reasonably suspected to have, gained unauthorized access to or caused a security breach leading to the loss of confidentiality, integrity, or availability of IT Assets or Personal Information in a manner that is unlawful or violates contractual agreements.

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(d) Issuer and each Issuer Subsidiary has made reasonable efforts to provide all requisite notices and obtain all required Consents (it being understood that such notices and Consents were designed to satisfy the Applicable Law in force at the time of their drafting), and to satisfy all other requirements (including, as applicable, notification to privacy or data protection authorities), necessary for Processing by Issuer and each Issuer Subsidiary of Personal Information in connection with the conduct of the business of Issuer as currently conducted and, subject to Issuer’s Privacy Notices, the business of Issuer contemplated to be conducted in Issuer SEC Documents and in connection with the consummation of the transactions contemplated hereby. To the Knowledge of Issuer, the transactions to be consummated hereunder as of the Closing will not cause or constitute a material breach or violation of any Applicable Law or any Privacy Notice.

(e) Issuer and each Issuer Subsidiary has implemented and maintained organizational, administrative, physical and technical safeguards reasonably designed (but in no event less than commercially reasonable practices in the industry in which Issuer and each Issuer Subsidiary operates) to (i) secure IT Assets, and any Personal Information and other confidential information thereon, from unauthorized access, acquisition, interruption, alteration, modification, use or other processing, or any other compromise of confidentiality, integrity, or security; (ii) defend IT Assets against denial of service attacks, distributed denial of service attacks, hacking attempts and like attacks and activities by any other Person; and (iii) ensure the continued, uninterrupted and error-free operation of IT Assets, including employing commercially reasonable security, maintenance, disaster recovery, redundancy, backup, archiving and virus or malicious device scanning/protection measures. Issuer has provided to Purchaser true, correct and complete copies of all such written procedures currently in effect. Each employee of Issuer or any Issuer Subsidiary has received training regarding information security that is relevant to each such employee’s role and responsibility within Issuer or Issuer Subsidiary and each such employee’s access to Personal Information. The IT Assets are designed to be adequate for, and to operate and perform in all material respects as required in connection with, the operation of the business of Issuer.

(f) To the Knowledge of Issuer, Issuer and each Issuer Subsidiary has contractually obligated all Data Processors to contractual terms relating to the collection, use, and storage of IT Assets, or Personal Information or other confidential information thereon.

(g) To the Knowledge of Issuer, the IT Assets have had no material errors or defects that have not been reasonably mitigated and contain no code designed to disrupt, disable, harm, distort or otherwise impede in any manner the legitimate operation of such IT Assets (including what are sometimes referred to as “viruses”, “worms”, “time bombs” or “back doors”) that has not been removed or reasonably mitigated. Neither Issuer nor any Issuer Subsidiary has experienced any material disruption to, or material interruption in, the conduct of the business of Issuer attributable to a defect, bug, breakdown, unauthorized access, introduction of a virus or other malicious programming, or other failure or deficiency on the part of any IT Assets.

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(h) Neither Issuer nor any Issuer Subsidiary, is a covered entity, as that term is defined in HIPAA.

(i) Neither Issuer nor any Issuer Subsidiary is required to enter into a business associate agreement under 45 C.F.R. § 164.502(e)(2).

(j) To Issuer’s Knowledge, there has been no security incident or breach, as those terms are defined in HIPAA, including any loss or unauthorized access, use or disclosure, of protected health information (that is subject to, and as defined by, HIPAA) held by Issuer or any Issuer Subsidiary, that would constitute a breach for which notification to individuals, the media, or the U.S. Department of Health and Human Services is required under 45 C.F.R. Part 164, Subpart D.

(k) There are no pending Actions arising from or relating to Issuer’s or Issuer Subsidiaries’ compliance with HIPAA; nor, to Issuer’s Knowledge, are there any facts or circumstances that would reasonably be expected to form the basis for any such Action.

3.17 Taxes.

(a) All income Tax Returns and material other Tax Returns that are required to be filed by or on behalf of Issuer or any of its Subsidiaries have been duly and timely filed with the appropriate Taxing Authority (after giving effect to any valid extensions of time in which to make such filings). All Tax Returns filed with respect to Issuer or any of its Subsidiaries are true, complete, and correct in all material respects. All Taxes payable by or on behalf of Issuer or any of its Subsidiaries have been fully and timely paid (whether or not shown on any Tax Return), and, where payment is not yet due, Issuer has established in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which Issuer and its Subsidiaries ordinarily record items on their respective books.

(b) Issuer and each of its Subsidiaries has complied with all Applicable Laws relating to the payment and withholding of Taxes and has duly and timely reported, withheld and paid over to the appropriate Taxing Authority all amounts required to be reported, withheld or paid over with respect to any payment to any employee, independent contractor, creditor, shareholder, vendor or other Person.

(c) All income and franchise Tax Returns of Issuer and its Subsidiaries through the Tax year ended July 31, 2015 have been examined and closed by the relevant Taxing Authority or are Tax Returns with respect to which the applicable period of assessment under Applicable Laws, after giving effect to extensions or waivers, has expired.

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(d) There is no dispute, claim, or Action now pending, or threatened in writing, against or with respect to Issuer or its Subsidiaries in respect of any material amount of Tax or material Tax Return.

(e) No deficiency of Taxes in respect of Issuer or any of its Subsidiaries has been asserted in writing by any Taxing Authority that has not otherwise been resolved.

(f) There is not in force any extension or waiver of the statute of limitations with respect to the time to assess Taxes of Issuer or any of its Subsidiaries.

(g) Within the past three years, neither Issuer nor any of its Subsidiaries distributed stock of another Person, or had its stock distributed by another Person, in a transaction intended to be governed in whole or in part by Section 355 or Section 361 of the Code or any corresponding provision of state, local or foreign Applicable Laws.

(h) Neither Issuer nor any of its Subsidiaries has entered into, or been party to, any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code or any corresponding provision of state, local or foreign Applicable Laws.

(i) Neither Issuer nor any of its Subsidiaries has received or applied for a private letter ruling from the IRS (or any comparable ruling from any other Taxing Authority) or entered into a closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Applicable Laws).

(j) Neither Issuer nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal, state, local or foreign income tax purposes.

(k) Neither Issuer nor any of its Subsidiaries is or has ever been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(l) Issuer and each of its Subsidiaries have duly kept and properly maintained all material records for all taxable years still open for audit that such Person is required to keep for Tax purposes under any Applicable Laws, and such records have been made available for inspection at the premises of Issuer or one of its Subsidiaries, as applicable. Issuer and each of its Subsidiaries are in compliance with all applicable transfer pricing laws and regulations (including Section 482 of the Code and the U.S. Treasury Regulations thereunder, and any similar provision of state, local, or foreign Tax Law), including maintenance of contemporaneous documentation. All intercompany agreements have been and are on arm’s length terms.

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(m) Neither Issuer nor any of its Subsidiaries (i) is or has been a member of an “affiliated group” within the meaning of Section 1504 of the Code or of any other similar affiliated, consolidated, combined or unitary group under state, local or foreign Applicable Laws; other than such a group all of the members of which are Issuer or one or more Subsidiaries; (ii) has any Liability for Taxes of any Person (other than Issuer or any of its Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Applicable Laws) or as transferee or successor; or (iii) has any Liability or potential Liability to another Person under any Tax Sharing Agreement (other than in the Ordinary Course of Business where such provision is ancillary to the agreement).

(n) Section 3.17(n) of the Issuer Disclosure Schedule contains a true, correct and complete list of all jurisdictions (foreign and domestic) in which Issuer and each of its Subsidiaries currently files Tax Returns. No claim has been made in writing by any Taxing Authority in a jurisdiction in which Issuer or its Subsidiaries do not file Tax Returns to the effect that Issuer or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, such jurisdiction.

(o) No Subsidiary of Issuer is or has ever been a “passive foreign investment company” within the meaning of Section 1297(a) of the Code with respect to any shareholder of such Subsidiary or a foreign corporation described in Section 7874(b) of the Code. Neither Issuer nor any of its Subsidiaries has made an election under Section 965(h) of the Code to pay the net tax Liability under Section 965 in installments.

3.18 Employee Benefit Plans; Labor Matters.

(a) Section 3.18(a) of the Issuer Disclosure Schedule lists each Employee Plan and separately indicates the sponsor(s) of each Employee Plan. For each Employee Plan, Issuer has furnished to Purchaser a copy of such plan (or a description, if such plan is not written) and all amendments thereto and written interpretations thereof, including a copy of (if applicable) (i) Material Contracts related to such Employee Plan including trust agreements, insurance Contracts, and administrative service agreements and (ii) each summary plan description and summary of material modifications. No Employee Plan is subject to any laws other than those of the U.S. or any state, country or municipality in the U.S. No Employee Plan is sponsored or maintained by a Third Party provider such as a professional employer organization.

(b) Issuer has made available to Purchaser a list of each (i) Employment Agreement (other than at-will offer letters with no severance or change in control benefits or guaranteed term or payments), (ii) Consulting Agreement pursuant to which an Independent Contractor is entitled to receive (or is reasonably expected to be entitled to receive) more than $50,000 during any 12-month period and (iii) restrictive covenant Contract and indemnification Contract entered into with any Employees or Independent Contractor, in each case as in effect as of the date of this Agreement. A copy of each such Employment Agreement, Consulting Agreement or other Contract, as the case may be, together with any amendments thereto, has previously been made available to Purchaser. A copy of each agreement or Contract between any professional employer organization or other staffing organization, on the one hand, and Issuer or any of its Subsidiaries, on the other hand, has been made available to Purchaser. Each current and former Employee and Independent Contractor has executed a nondisclosure and assignment-of-rights agreement for the benefit of Issuer, vesting all rights in work product created by such Employee or Independent Contractor during such individual’s affiliation with Issuer, and a copy of each such agreement has previously been made available to Purchaser. To Issuer’s Knowledge, no current Employee or Independent Contractor is a party to, or is otherwise bound in any way by, any Contract that in any way may restrict the performance of such Employee’s or Independent Contractor’s duties to Issuer or its Subsidiaries.

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(c) Each Service Provider treated or classified by Issuer or any of its Subsidiaries as a non-employee has been properly treated or classified as such for all purposes, and no such individual shall have a valid claim against Issuer or any of its Subsidiaries for eligibility to participate in or benefits under any Employee Plan if such individual is later reclassified as (or determined to be) an employee of Issuer or any of its Subsidiaries. All Employees are employed in the U.S., and all of the terms and conditions of their employment are governed exclusively by the Applicable Law of the U.S. and not the Applicable Law of any other jurisdiction. Issuer and its Subsidiaries have completed a Form I-9 (Employment Eligibility Verification) for each Employee, and each such Form I-9 has since been updated as required by Applicable Law and, to Issuer’s Knowledge, is true, correct and complete in all material respects.

(d) Neither Issuer nor any of its ERISA Affiliates sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past sponsored, maintained, administered or contributed to (or had any obligation to contribute to), or has any Liability with respect to, (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); (ii) a “multiemployer plan” (as defined in Sections 4001(a)(3) or 3(37)(A) of ERISA); (iii) a plan subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code; (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (v) a “multiple employer plan” (as defined in 29 C.F.R. § 4001.2) or a plan subject to Section 413(c) of the Code; or (vi) any plan, program or arrangement that provides for post-retirement or other post-employment health or other welfare benefits (other than health care continuation coverage as required by Section 4980B of the Code or similar Applicable Law for which the covered individual pays the full cost of coverage) or that provides health or other welfare benefits (except for flexible spending accounts) on a less-than-fully insured basis. No Employee Plan is or has ever been, or currently funds or has ever been funded by, a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code or other funding arrangement for the provision of welfare benefits.

(e) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and received a favorable determination letter from the IRS to the effect that such Employee Plan satisfies the requirements of Section 401(a) of the Code (or, if such plan uses an IRS pre-approved plan document, such plan document has received a favorable opinion from the IRS that the form meets the tax qualification requirements and Issuer is entitled to rely on such favorable opinion), and there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification.

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(f) Each Employee Plan has been maintained, funded and administered in compliance with its terms and with all Applicable Law, including ERISA and the Code. No Action (other than routine claims for benefits) is pending against or involves or, to Issuer’s Knowledge, is threatened against or threatens to involve, any Employee Plan or any fiduciary thereof before any arbitrator or any Governmental Authority, including the IRS and the U.S. Department of Labor, and, to Issuer’s Knowledge, there are no facts that reasonably would be expected to give rise to any such Action.

(g) All assets of any Employee Plan consist of cash or actively traded securities, and no asset of any Employee Plan consists of employer securities (within the meaning of Section 407(d)(1) of ERISA).

(h) All returns, reports and disclosure statements required to be made under Applicable Law with respect to all Employee Plans have been timely filed or delivered. Neither Issuer nor any of its ERISA Affiliates nor any of their directors, officers, employees or agents, nor any fiduciary, trustee or administrator of any Employee Plan or trust created under any Employee Plan, has engaged in or been a party to any non-exempt “prohibited transaction” as defined in Section 4975 of the Code and Section 406 of ERISA, and to Issuer’s Knowledge, no non-exempt “prohibited transaction,” within the meaning of section 406 of ERISA or section 4975 of the Code, has occurred with respect to any Employee Plan. Neither Issuer nor any Subsidiary of Issuer, has or could reasonably be expected to have any Liability for Taxes under Sections 4975 through 4980 or Sections 4980B through 4980I of the Code or other excise Taxes or penalties with respect to any Employee Plan. No fiduciary (within the meaning of Section 3(21) of ERISA, has breached his, her, or its fiduciary duty with respect to an Employee Plan or otherwise has any Liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Employee Plan that could reasonably result in material Liability to Issuer or any Employee Plan.

(i) There has been no amendment to, written interpretation of or announcement (whether or not written) by Issuer or any of its Affiliates relating to, or change in employee participation or coverage under, any Employee Plan that would materially increase the expense of maintaining such plan above the level of expense incurred in respect thereof for the fiscal year ended on the Issuer Balance Sheet Date, and none of Issuer or any of its Affiliates has a formal plan, commitment or proposal, whether legally binding or not, or has made a commitment to employees to make such an amendment, interpretation, announcement, or change or to create any additional employee benefit plan, program, or arrangement. Issuer may terminate or amend any Employee Plan, at any time in its sole discretion, without incurring any Liability other than with respect to benefits that have already accrued under a retirement plan.

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(j) For each Employee Plan, all contributions, premiums and payments that have become due through the date hereof have been made within the time periods prescribed by the terms of such plan and Applicable Law, and all contributions, premiums and payments for any period ending on or before the Closing Date that have not yet become due are properly accrued to the extent required to be accrued under applicable accounting principles and have been properly reflected on the Issuer Balance Sheet or disclosed in the notes thereto.

(k) Except as set forth on Section 3.18(k) of the Issuer Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or together with any other event) (i) entitle any current or former Service Provider to any payment or benefit or acceleration of any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan or (iii) limit or restrict the right of Issuer or any of its Subsidiaries or, after the Closing, Purchaser or any of its Affiliates, to merge, amend or terminate any Employee Plan.

(l) No Employee Plan or other compensation or benefit arrangement, individually or collectively, provides for the payment of any amount to a Service Provider (including any payment resulting from the execution of this Agreement or consummation of the transactions contemplated hereby (either alone or together with any other event)) that would not be deductible under Section 162(m) or Section 280G of the Code. Neither Issuer nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or Section 4999 of the Code.

(m) Neither Issuer nor any of its Subsidiaries is currently negotiating in connection with entering into, or has, at any time, been a party to or had any obligations under, any Collective Bargaining Agreement. To Issuer’s Knowledge, there is no, and there never has been any, organizational campaign, petition or other unionization activity pending or threatened, seeking recognition of a collective bargaining unit relating to any Employee.

(n) Issuer and its Subsidiaries are, and have been for the three year period ending on the date hereof, in compliance in all material respects with all Applicable Laws relating to labor and employment and the engagement of non-employee service providers, including (i) all contractual commitments, (ii) all Applicable Laws relating to labor management relations, wages, hours, overtime, employee classification, equal opportunity, discrimination, sexual harassment, disability accommodation, protected leave, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, wage payment, the payment and withholding of Taxes and workers compensation and (iii) the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law. Issuer and its Subsidiaries have, or will have no later than the Closing Date, paid all outstanding compensation of Employees and all fees or other compensation of the Independent Contractors due to be paid through the Closing Date, except that in the event the Closing Date occurs in the middle of a pay period, any outstanding compensation of Employees and all fees or other compensation of the Independent Contractors due to be paid at the end of such pay period will be paid in due course as of the end of such pay period.

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(o) Each Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has a plan document that satisfies the requirements of Section 409A of the Code and has been operated in material compliance with the terms of such plan document and the requirements of Section 409A of the Code, in each case such that no Tax is or has been due or payable under Section 409A of the Code with respect to amounts deferred or payable under such Employee Plan.

(p) To Issuer’s Knowledge, (a) no allegations of sexual harassment have been made against any Employee, and (b) neither Issuer nor any of its Affiliates have entered into any settlement agreements related to allegations of sexual harassment or misconduct by an Employee.

3.19 Material Contracts.

(a) Except as set forth in Section 3.19 of the Issuer Disclosure Schedule or filed in Issuer’s periodic reports filed with the SEC and publicly available at least two Business Days prior to the date hereof, neither Issuer nor any of its Subsidiaries is a party to or bound by:

(i) any Contract (A) relating to the employment of, or the performance of services by, any director, employee or consultant, (B) the terms of which obligate or may in the future obligate Issuer or any of its Subsidiaries to make any severance, termination or similar payment to any current or former employee, (C) pursuant to which Issuer or any of its Subsidiaries may be obligated to make any bonus or similar payment to any current or former employee or director or (D) that is a Collective Bargaining Agreement;

(ii) any Contract relating to any partnership, joint venture, strategic alliance, collaboration, material research and development project or other similar arrangement;

(iii) any Contract (excluding licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms) pursuant to which Issuer or any of its Subsidiaries (A) obtains the right to use, or a covenant not to be sued under, any Intellectual Property Right or (B) grants the right to use, or a covenant not to be sued under, any Intellectual Property Right;

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(iv) any Contract with any Governmental Authority;

(v) any Contract with sole-source or single-source suppliers of material tangible products or services or pursuant to which either Issuer or any of its Subsidiaries has agreed to purchase a minimum quantity of goods relating to any product or product candidate or has agreed to purchase goods relating to any product or product candidate exclusively from a certain party;

(vi) any Contract (A) that relates to the research, development, distribution, marketing, supply, license, collaboration, co-promotion or manufacturing of any Product or (B) that otherwise provides for the purchase or sale of products or services by Issuer or any of its Subsidiaries in excess of $100,000;

(vii) any stockholders, investors rights, registration rights, tax receivables or similar or related Contract or arrangement;

(viii) any Contract containing “most favored nation” or similar preferential pricing provisions, any exclusive dealing arrangement or any arrangement that grants any right of first refusal, first offer, first negotiation or similar preferential right;

(ix) any Contract (A) that obligates Issuer (together with its Subsidiaries) to make aggregate payments in excess of (x) $100,000 in the current or any future calendar year or (y) $250,000 in the aggregate, (B) related to an acquisition or divestiture that contains continuing representations, covenants, indemnities or other obligations (including “earn out” or other contingent payment obligations) or (C) pursuant to which Issuer or any of its Subsidiaries has continuing obligations or interests involving the payment of royalties or other amounts calculated based upon the revenues or income of Issuer or any of its Subsidiaries or any other material contingent payment obligations, in each case that is not terminable by Issuer or its Subsidiaries without penalty without more than 60 days’ notice;

(x) any Lease, except as identified on Section 3.14(b) of the Issuer Disclosure Schedule;

(xi) any Contract that provides for indemnification of any current or former officer, director or employee;

(xii) any Contract for the disposition of all or any significant portion of the assets or business of Issuer or any of its Subsidiaries or for the acquisition, directly or indirectly, of a material portion of the assets or business of any other Person (whether by merger, sale of stock or assets or otherwise);

(xiii) any Contract relating to indebtedness for borrowed money, any guarantees thereof or the granting of Liens over the property or assets of Issuer or any of its Subsidiaries;

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(xiv) any Contract relating to any loan or other extension of credit made by Issuer or any of its Subsidiaries;

(xv) any Contract containing any provision or covenant limiting in any material respect the ability of Issuer or any of its Subsidiaries to (A) sell any products or services of or to any other Person or in any geographic region, (B) engage in any line of business or (C) compete with or to obtain products or services from any Person, or limiting the ability of any Person to provide products or services to Issuer or any of its Subsidiaries;

(xvi) any Contract requiring Issuer, or any successor thereto or acquirer thereof, to make any payment whether severance or otherwise to another Person related to, in connection with, or as a result of a change of control of Issuer (a “Change of Control Payment”) or that gives a Third Party a right to receive or elect to receive a Change of Control Payment; or

(xvii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K) or any other Contract that is material to Issuer and its Subsidiaries, taken as a whole (all Contracts of the type described in this Section 3.19(a) being referred to herein as “Material Contracts”).

(b) Issuer has made available to Purchaser prior to the date hereof a true, correct and complete copy of each Material Contract. (i) Each of the Material Contracts is valid, binding and in full force and effect and (ii) neither Issuer nor any of its Subsidiaries, nor, to Issuer’s Knowledge, any other party to a Material Contract, has breached or violated in any material respect any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a breach or a default under the provisions of such Material Contract, and neither Issuer nor any of its Subsidiaries has received notice that it has breached, violated or defaulted in any material respect under any Material Contract.

3.20 Finders’ Fees.

Except for Torreya Partners LLC and The Sage Group, there are no investment bankers, brokers, finders or other intermediaries that have been retained by or are authorized to act on behalf of Issuer or any of its Subsidiaries who might be entitled to any broker’s, finder’s or similar fee or commission from Issuer or any of its Affiliates in connection with any of the transactions contemplated by this Agreement. Issuer has made available to Purchaser prior to the date hereof a true, correct and complete copy of all agreements pursuant to which Torreya Partners LLC and The Sage Group are entitled to any fees, expenses or indemnification in connection with any of the transactions contemplated by this Agreement.

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3.21 Opinion of Financial Advisor.

Issuer has received the opinion of Torreya Partners LLC (the “Financial Advisor”), to the effect that, as of the date of this Agreement, the Purchase Price is fair to Issuer from a financial point of view, and such opinion has not been withdrawn, revoked or modified. Issuer will make available a true, correct and complete copy of the written opinion of Torreya Partners LLC to Purchaser solely for informational purposes on the date hereof following execution of this Agreement.

3.22 Antitakeover Statutes.

No “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar antitakeover statute or regulation enacted under U.S. state or federal laws is applicable to Issuer, the Shares, this Agreement or the transactions contemplated by or relating to any of the foregoing. The action of the Board in approving this Agreement and transactions contemplated by or relating to any of the foregoing is sufficient to render inapplicable thereto any such antitakeover statute or regulation and to result in Purchaser not being considered an “interested stockholder” for purposes of NRS 78.3787. As of the date of this Agreement, neither Issuer nor any of its Subsidiaries is a party to any stockholder rights agreement, rights plan, “poison pill” or other similar agreement or plan, except as set forth on Section 3.22 of the Issuer Disclosure Schedules.

3.23 Regulatory Matters.

(a) All activities of Issuer and its Subsidiaries that are subject to the jurisdiction of the FDA or any comparable Governmental Authority, or subject to Health Care Laws, have been conducted in compliance in all material respects with all applicable requirements under all such Health Care Laws.

(b) Neither Issuer, any of its Subsidiaries nor, to Issuer’s Knowledge, any Third Party, has received notice or other communication alleging a possible material violation by Issuer or its Subsidiaries of any Health Care Law.

(c) There are no Actions pending or, to Issuer’s Knowledge, threatened, with respect to an actual or alleged violation by Issuer, any of its Subsidiaries, or to Issuer’s Knowledge, any Third Party, of any Health Care Law applicable to Issuer or any of its Subsidiaries.

(d) To Issuer’s Knowledge, there is no information, condition, event, occurrence or circumstance that would reasonably be expected to adversely affect, in any material respect, the acceptance, obtaining or maintaining of any Product Registration for any of the Products.

(e) Issuer owns all Product Registrations with respect to the Products, and each of such Product Registrations is in full force and effect. All of the Products are being, and at all times have been, Exploited in compliance with the requirements for the applicable Product Registrations.

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(f) Issuer has made available to Purchaser true, correct and complete copies of (A) all material filings with the FDA or equivalent Governmental Authority relating to any of the Products, (B) all material correspondence and communications with the FDA or equivalent Governmental Authority relating to any of the Products and (C) all material data, information, results, analyses, trial protocols, publications, and reports relating to the safety and efficacy of the Products.

(g) Issuer has made available to Purchaser its current plan for development of all Products, including Issuer’s current plan for obtaining Product Registrations necessary to ultimately commercialize the Products.

(h) All applications, notifications, submissions, information, claims, reports and statistics and other data, utilized as the basis for, or submitted in connection with, any Product Registration for any Product, when submitted to the FDA or such other applicable Governmental Authority were true, correct and complete in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or such other applicable Governmental Authority. None of the filings made by or on behalf of Issuer or any of its Subsidiaries with the FDA or an equivalent Governmental Authority relating to any of the Products contained any untrue statement of a material fact or fraudulent statement or omitted any material fact necessary to make the statements therein not misleading.

(i) Neither Issuer, any of its Subsidiaries or any officer, director, employee or, to Issuer’s Knowledge, agent of Issuer or any of its Subsidiaries, or any Third Party, (A) has committed any act, or made a statement, or failed to make a statement, that could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke FDA’s policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy with respect to Issuer, any of its Subsidiaries or any of their respective officers, directors or employees; (B) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under Medicare, Medicaid, TRICARE or any similar government health care program (collectively, “Federal Health Care Programs”); (C) has been subject to, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in, debarment, exclusion, or suspension from participation in any Federal Health Care Program, or otherwise under Section 306 of the FDCA or any similar Applicable Law, and no Action is pending or, to Issuer’s Knowledge, threatened, relating to such debarment or conviction of Issuer, any of its Subsidiaries, or any such other Person; (D) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act, codified at Title 42, Chapter 7, of the U.S. Code; or (E) to Issuer’s Knowledge, is the target or subject of any current or potential investigation relating to any Federal Health Care Program-related offense.

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(j) Except as provided in Section 3.23(j) of the Issuer Disclosure Schedule, neither Issuer nor any of its Subsidiaries nor, to Issuer’s Knowledge, any Third Party, has received, and there is no threat of, any warning letter or untitled letter, report of inspectional observations, including FDA Form 483, establishment inspection reports, notices of violation, enforcement notices or other documents from any Governmental Authority or any Review Board alleging a lack of material compliance by Issuer, any of its Subsidiaries, or any such Third Party with any Applicable Law or Product Registration in connection with the Products.

(k) No Product has been recalled, withdrawn, suspended or discontinued (whether voluntarily or otherwise) and no proceedings (whether completed or pending) seeking the recall, withdrawal, suspension, discontinuation, or seizure of any such Product are pending, or to Issuer’s Knowledge, threatened, against Issuer or any of its Subsidiaries, nor have any such proceedings been pending at any time.

(l) Neither Issuer nor any of its Subsidiaries nor, to Issuer’s Knowledge, any Third Party, has received any notice or other correspondence that a Governmental Authority with jurisdiction over any Product has commenced or, to Issuer’s Knowledge, threatened to commence proceedings to (i) withdraw or otherwise suspend, revoke or materially amend any Product Registration or (ii) enjoin the Exploitation of any Product, and, to Issuer’s Knowledge, no event has occurred that would reasonably be expected to give any Governmental Authority any right to take any such action. Neither Issuer nor any of its Subsidiaries has been requested by any Governmental Authority to voluntarily withdraw a Product Registration or to discontinue Exploiting a Product.

(m) All preclinical and clinical studies conducted or sponsored by or on behalf of Issuer or any of its Subsidiaries are being and have been conducted in compliance in all material respects with the applicable protocols, procedures and controls, and applicable Health Care Laws. Except as set forth in Section 3.23(m) of the Issuer Disclosure Schedule, no clinical trial conducted or sponsored by or on behalf of Issuer has been terminated or suspended by the FDA or any other applicable Governmental Authority or any Review Board, and neither the FDA nor any other applicable Governmental Authority has commenced or, to Issuer’s Knowledge, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay, suspend, materially modify, or materially restrict, any previous, proposed or ongoing clinical trial conducted or proposed to be conducted by or on behalf of Issuer or any of its Subsidiaries. Neither Issuer nor any of its Subsidiaries has received any notice or other communication from FDA or any other applicable Governmental Authority or any Review Board with respect to any previous or ongoing pre-clinical or clinical studies requiring the termination, suspension, or material modification of such studies. With respect to any clinical trial conducted by or on behalf of Issuer or any of its Subsidiaries with respect to any Product in connection with or as the basis for any submission to the FDA or other comparable Governmental Authority of any regulatory approval or application therefor, (i) such clinical trials have been properly registered to the extent required under all applicable Health Care Laws, including on clinicaltrials.gov if required, and (ii) the results of all such clinical trials have been disclosed to the extent required under all applicable Health Care Laws, in each case including Section 402 of the PHSA and the implementing regulations codified in 42 CFR Part 11. To Issuer’s Knowledge, none of the clinical investigators involved in the Exploitation of the Products by or on behalf of Issuer or its Subsidiaries has been or is disqualified, restricted or otherwise sanctioned by FDA, the U.S. Department of Health and Human Services, or any other applicable Governmental Authority.

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(n) There is not and has not been, and to Issuer’s Knowledge there is no threat of, any return or defect of any Product proposed to be used during a clinical investigation, nor has Issuer issued any replacements, safety alerts or any other notice to an investigator or Governmental Authority asserting potential lack of safety or regulatory compliance with respect to any Product, and to Issuer’s Knowledge, there are no facts that would be reasonably likely to result in the foregoing or a termination or suspension of developing and testing of any such Products.

(o) Section 3.23(o) of the Issuer Disclosure Schedule sets forth a true, correct and complete listing of all Products currently or previously Exploited by Issuer or any of its Subsidiaries.

(p) Section 3.23(p) of the Issuer Disclosure Schedule sets forth a true, correct and complete listing of all previous, current, and planned preclinical and clinical trials for any Product by or on behalf of Issuer or any of its Subsidiaries.

(q) Section 3.23(q) of the Issuer Disclosure Schedule sets forth (i) each Third Party contract research organization or other provider of services engaged by Issuer or any of its Subsidiaries to perform clinical studies and trials on any Product and (ii) each Third Party manufacturer of any Product and each supplier that is under Contract with Issuer or any of its Subsidiaries to supply material components and products incorporated into any Product. To Issuer’s Knowledge, each such Third Party (i) has complied and is complying in all material respects with all applicable Health Care Laws, and any other Applicable Laws; and (ii) has all approvals necessary to conduct its business and perform its obligations to Issuer or any of its Subsidiaries and all such approvals are in full force and effect.

3.24 Committee on Foreign Investment in the U.S. Pilot Program.

Neither Issuer nor any of its Subsidiaries produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies,” as defined in Section 721 of the Defense Production Act of 1950 (50 U.S.C. § 4565).

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3.25 Transactions with Affiliates.

No (a) present or former officer or director of Issuer or any of its Subsidiaries, (b) beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of 5% or more of any class of securities of Issuer or any of its Subsidiaries or (c) Affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any Person described in the foregoing clauses (a) or (b) (each of the foregoing, a “Related Party”) is a party to any actual or proposed transaction, agreement, commitment, arrangement, understanding or Contract with Issuer or any of its Subsidiaries or has engaged in any transaction with Issuer or any of its Subsidiaries during the three year period ending on the date hereof except as set forth on Section 3.25 of the Issuer Disclosure Schedules.

3.26 Insurance.

Issuer has delivered or otherwise made available to Purchaser prior to the date hereof a copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of Issuer and its Subsidiaries. All such insurance policies are in full force and effect, all premiums thereon have been timely paid or, if not yet due, accrued. There is no material claim pending under Issuer’s or any of its Subsidiaries’ insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Issuer and its Subsidiaries are in compliance in all material respects with the terms of such policies and bonds, and Issuer maintains the types and amounts of insurance coverage that are reasonably customary for companies in similar lines of business as Issuer and its Subsidiaries. Issuer has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.

3.27 Shares.

The Purchased Shares to be issued pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor specified herein, will be validly issued, fully paid and non-assessable.

3.28 No Disqualification Events.

None of Issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Issuer participating in the offering hereunder, any beneficial owner of 20% or more of Issuer’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with Issuer in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Issuer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

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3.29 Listing and Maintenance Requirements.

The Common Stock is registered pursuant to Section 12(b) of the 1934 Act, and the Issuer has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act nor has Issuer received any notification that the SEC is contemplating terminating such registration. Issuer has not, in the twelve (12) months preceding the date hereof, received notice from Nasdaq to the effect that Issuer is not in compliance with the listing or maintenance requirements of Nasdaq. Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Purchased Shares hereunder do not contravene the rules and regulations of Nasdaq. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company and Issuer is current in payment of the fees to the Depository Trust Company in connection with such electronic transfer.

3.30 No Registration.

Assuming the accuracy of Purchaser’s representations and warranties set forth herein, no registration under the 1933 Act is required for the offer and sale of the Purchased Shares by Issuer to Purchaser as contemplated hereby.

3.31 Disclosure.

Except for the issuance of the Purchased Shares and other transactions contemplated by this Agreement, to the Knowledge of Issuer, no event, Liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to Issuer or its business, properties, operations, assets or financial condition, that would be required to be disclosed by Issuer under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least four (4) Business Days prior to the date that this representation is made.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Issuer as follows and on the Closing Date (except for any representations and warranties that are expressly stated to have been made as of a specified date prior to the date of this Agreement, which shall have been true and correct as of such specified date) that:

4.1 Authority.

The Purchaser is a corporation organized and existing under the Laws of the British Virgin Islands with full power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Purchaser of the transactions contemplated by such agreements have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Applicable Law.

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4.2 Brokers and Finders.

Neither Purchaser nor any related person of Purchaser has incurred any Liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated by this Agreement.

4.3 Beneficial Ownership of Common Stock.

As of the date hereof, neither Purchaser nor any Affiliate is the beneficial owner of (i) any Common Stock or (ii) any securities or other instruments representing the right to acquire Common Stock.

4.4 Availability of Funds.

Purchaser has, or will have at the Effective Time, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to consummate the Sale pursuant to the terms of this Agreement and to pay all related fees and expenses of Purchaser pursuant to this Agreement.

4.5 Certain Transactions and Confidentiality.

Other than consummating the transactions contemplated hereunder, Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, executed any purchases or sales, including short sales and pledges, of the securities of Issuer during the period commencing as of the time that Purchaser first received a term sheet (written or oral) from Issuer or any other Person representing Issuer setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, agents and Affiliates bound by a duty of confidentiality to Purchaser, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

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4.6 Investment Risk; Disclosure of Information Acknowledgement of Risk.

Purchaser acknowledges and understands that its investment in the Purchased Shares involves a significant degree of risk, including, without limitation, (i) Issuer remains an early stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Purchased Shares; (ii) an investment in Issuer is speculative, and only purchasers who can afford the loss of their entire investment should consider investing in Issuer and the Purchased Shares; (iii) Purchaser may not be able to liquidate its investment; (iv) transferability of the Purchased Shares is limited; and (v) Purchaser could suffer the loss of its entire investment. Purchaser has sought such accounting, legal and tax advice from sources other than Issuer as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Shares. Purchaser has had an opportunity to receive all information related to Issuer and the Purchased Shares requested by it and to ask questions of and receive answers from Issuer regarding Issuer, its business and the terms and conditions of the offering of the Purchased Shares. Neither such inquiries nor any other due diligence investigation conducted by Purchaser shall modify, amend or affect Purchaser’s right to rely on Issuer’s representations and warranties contained in this Agreement.

ARTICLE 5. COVENANTS OF ISSUER

Issuer covenants and agrees with Purchaser as follows:

5.1 Access and Information.

From the date hereof until the Closing and subject to Applicable Law, Issuer shall (i) give to Purchaser and its Representatives reasonable access to the offices, properties, assets, Books and Records of Issuer and its Subsidiaries, (ii) furnish to Purchaser and its Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct the Representatives of Issuer and its Subsidiaries to cooperate with Purchaser in its investigation of Issuer and its Subsidiaries. Any investigation pursuant to this Section 5.1 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Issuer and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by Issuer hereunder.

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5.2 Conduct of Business Prior to Closing.

During the period from the date hereof until the Closing, Issuer shall, and shall cause each of its Subsidiaries to, conduct its business in the Ordinary Course of Business and in material compliance with Applicable Law and all Material Contracts. Without limiting the generality of the foregoing, Issuer shall, and shall cause its Subsidiaries to, (a) timely file all Tax Returns with a due date on or prior to the Closing Date in a manner consistent with past practice, and (b) use its reasonable best efforts to (i) preserve intact its present business organization (including preserving all assets in good repair and condition), (ii) maintain in effect all of its foreign, federal, state and local Permits, (iii) keep available the services of its directors, officers, employees and Service Providers consistent with Issuer’s Ordinary Course of Business, (iv) continue the ongoing clinical trials in a diligent manner, and (v) maintain the goodwill and existing relationships with its customers, lenders, suppliers and others having significant business relationships with it. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or as set forth in the applicable subsection of Section 5.2 of the Issuer Disclosure Schedule, during the period from the date hereof until the Closing, Issuer shall not, nor shall it permit any of its Subsidiaries to:

(a) amend its Charter Documents (whether by merger, consolidation or otherwise);

(b) (i) split, combine, subdivide or reclassify any shares of its capital stock (including the Shares), (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends payable to Issuer or any of its Subsidiaries or (iii) redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any Issuer Securities or any Issuer Subsidiary Securities;

(c) (i) issue, pledge, dispose of, transfer, encumber, grant, sell or otherwise deliver, or authorize the issuance, pledge, disposal of, transfer, encumbrance, grant, sale or other delivery of, any Issuer Securities or Issuer Subsidiary Securities, other than the issuance of (A) any Shares upon the exercise of Issuer Stock Options or Issuer Warrants or purchase rights under the ESPP, in each case that are outstanding on the date hereof in accordance with their respective terms on the date hereof and in compliance with the terms of this Agreement, (B) any Shares upon the vesting of any Issuer RSUs or Issuer Restricted Shares, in each case, that are outstanding on the date hereof in accordance with their respective terms on the date hereof and (C) any Issuer Subsidiary Securities to Issuer or any other wholly-owned Subsidiary of Issuer, or (ii) amend any term of any Issuer Security or any Issuer Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(d) incur any capital expenditures or any Liabilities in respect thereof, except for those contemplated by Section 5.2(d) of the Issuer Disclosure Schedule;

(e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than in the Ordinary Course of Business of Issuer and its Subsidiaries in a manner that is consistent with past practice;

(f) merge or consolidate Issuer or any Subsidiary of Issuer with any Person or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Issuer or any Subsidiary;

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(g) sell, assign, lease, license or otherwise transfer, abandon, dispose of or permit to lapse, or create or incur any Lien (other than Permitted Liens incurred in the Ordinary Course of Business) on, any of Issuer’s or its Subsidiaries’ assets (including any Intellectual Property Rights owned by or licensed to Issuer or any of its Subsidiaries), securities, properties, interests or businesses, other than (except in the case of any Intellectual Property Rights owned by or licensed to Issuer or any of its Subsidiaries) in the Ordinary Course of Business;

(h) (i) extend, grant, amend, waive, cancel, abandon, allow to lapse or modify any rights in or to the Owned Intellectual Property Rights in a manner that is adverse to Issuer or its Subsidiaries, (ii) fail to diligently prosecute any material Patent application owned by Issuer or any of its Subsidiaries or the Licensed Intellectual Property Rights for which Issuer or any of its Subsidiaries controls the prosecution thereof as of the date of this Agreement or (iii) divulge, furnish or make accessible any Owned Intellectual Property Rights that constitute Trade Secrets, other than in the Ordinary Course of Business to any Third Party that is subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets;

(i) make any loans, advances or capital contributions to, or investments in, any other Person;

(j) create, incur, assume, suffer to exist or otherwise become liable with respect to any indebtedness for borrowed money or guarantees thereof, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Issuer or any of its Subsidiaries;

(k) except with the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), (i) renew, enter into, amend or modify in any material respect or terminate any Material Contract or any Contract that would constitute a Material Contract if it were in effect on the date of this Agreement (except the expiration or automatic renewal of any Material Contract in accordance with its terms) or (ii) waive, release or assign any material rights, claims or benefits of Issuer or any of its Subsidiaries thereunder;

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(l) (i) with respect to any current or former Service Provider, (A) grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits to (or amend any existing severance pay or termination arrangement), (B) grant any equity or equity-based awards to, or amend or discretionarily accelerate the vesting or payment of any such awards held by, any current or former Service Provider or other person or (C) enter into, establish, adopt, amend or terminate any Employment Agreement, Consulting Agreement, or any other employment, consulting services, severance, retention, change in control, termination pay, retirement, deferred compensation or other similar agreement or arrangement, (ii) establish, adopt, enter into, amend (except as required by Applicable Law), or become obligated to contribute to any Employee Plan or Collective Bargaining Agreement, other than routine amendments to Employee Plans that do not result in materially increased costs, (iii) recognize any new union, works council or similar employee representative with respect to any current or former Service Provider, (iv) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit, to gross up or indemnify, or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or Section 4999 of the Code, (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, Contract or arrangement or Employee Plan, (vi) make any material determination under any Employee Plan that is inconsistent with Issuer’s Ordinary Course of Business, or (vii) hire or engage the services of any individual as a Service Provider or terminate the service of any Service Provider (or induce or attempt to induce any Service Provider to terminate his or her service) other than for cause;

(m) change Issuer’s methods, principles, practices or policies of accounting, in each case except as required by concurrent changes in GAAP or in Regulation S-X, as agreed to by its independent public accountants;

(n) commence, compromise, settle, or offer or propose to settle, (i) any Action, (ii) any stockholder Action or dispute against Issuer, any of its Subsidiaries or any of their respective officers or directors or (iii) any Action or dispute that relates to the transactions contemplated hereby;

(o) make or change any Tax election, change any Tax accounting period, adopt or change any method of Tax accounting, amend any Tax Returns or file claims for material Tax refunds, file any Tax Returns that are due after the Closing Date, enter into any closing agreement with respect to Taxes, settle any Tax claim, audit or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax Liability, or Consent to any extension or waiver of the statute of limitations period applicable to any claim or assessment in respect of Taxes;

(p) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any insurance policy;

(q) assign, transfer, lease, cancel, fail to renew or fail to extend any Permit;

(r) forgive any loans to directors, officers, employees or any of their respective Affiliates;

(s) amend or modify the letter of engagement of the Financial Advisor or engage other advisors or consultants in connection with the transactions contemplated hereby;

(t) pre-pay any long-term indebtedness for borrowed money;

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(u) pay or discharge any claims, Liens or Liabilities which are not reserved for or reflected in the Issuer Balance Sheet;

(v) implement any plant closing, relocation or layoff of employees that could implicate the WARN Act or any similar Applicable Law;

(w) enter into or amend any Contract, or take any other action, that would reasonably be expected to prevent or materially delay or materially impair the consummation of the Sale; or

(x) agree, resolve or commit to do any of the foregoing.

5.3 Issuer Stockholder Meeting.

(a) As promptly as reasonably practicable (and in any event within five Business Days after the date hereof), Issuer shall prepare (and shall give Purchaser a reasonable opportunity to review and comment on) and file the Issuer Proxy Statement with the SEC. Issuer shall use its reasonable best efforts to cause the Issuer Proxy Statement to be cleared by the SEC as soon as practicable after the date hereof and to be mailed to its stockholders as promptly as practicable thereafter. Issuer shall use its reasonable best efforts to ensure that the Issuer Proxy Statement, and any amendments or supplements thereto, comply in all material respects with the rules and regulations promulgated by the SEC under the 1934 Act and comply in all respects with all applicable requirements under the NRS (including NRS 92A.300 through 92A.500, inclusive) and the Charter Documents. Issuer and Purchaser shall cooperate with one another (i) in connection with the preparation of the Issuer Proxy Statement and (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, Consents or waivers are required to be obtained from parties to any material Contracts or in connection with the consummation of the transactions contemplated by this Agreement. In addition, Issuer and Purchaser shall use their respective reasonable best efforts to take such actions or make any such filings and furnish information required in connection therewith or with the Issuer Proxy Statement, and timely seek to obtain such actions, Consents or waivers from parties under such material Contracts.

(b) Issuer shall cause a meeting of its stockholders (the “Issuer Stockholder Meeting”) to be duly called and held as promptly as reasonably practicable after the SEC or its staff advises that it has no further comments on the Issuer Proxy Statement or that Issuer may commence mailing the Issuer Proxy Statement for the purpose of voting on the approval of this Agreement and shall comply with all Applicable Law with respect to such meeting and the solicitation of proxies in connection therewith. Issuer shall cause the Issuer Proxy Statement to comply in all respects with the applicable provisions of the NRS and the Charter Documents, and to be mailed to the stockholders of Issuer as of the record date established for Issuer Stockholders Meeting as promptly as reasonably practicable thereafter. Issuer shall use its reasonable best efforts to solicit from Issuer’s stockholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby and the Articles Amendment, and shall take all other action necessary or advisable to secure Issuer Stockholder Approval.

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(c) Any adjournment, delay or postponement of Issuer Stockholder Meeting shall require the prior written consent of Purchaser; provided that Issuer shall be permitted to adjourn, delay or postpone Issuer Stockholder Meeting (i) with the consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed) for the absence of a quorum or (ii) after consultation with Purchaser, solely to the extent necessary to ensure that any legally required supplement or amendment to the Issuer Proxy Statement is provided to the stockholders of Issuer with adequate time to review. Purchaser may require Issuer to adjourn, delay or postpone Issuer Stockholder Meeting for up to five days or as otherwise agreed by the parties (but prior to the date that is two Business Days prior to the End Time) to solicit additional proxies necessary to obtain Issuer Stockholder Approval. Once Issuer has established a record date for Issuer Stockholder Meeting, Issuer shall not change such record date or establish a different record date for Issuer Stockholders Meeting without the prior written consent of Purchaser, unless required to do so by Applicable Law or Issuer’s organizational documents. Without the prior written consent of Purchaser, the approval of this Agreement and the transactions contemplated hereby and the Articles Amendment and the Bylaws Amendment shall be the only matters (other than matters of procedure and matters required by Applicable Law to be voted on by Issuer’s stockholders in connection with the approval of this Agreement and the transactions contemplated hereby and the Articles Amendment and the Bylaws Amendment) that Issuer shall propose to be acted on by the stockholders of Issuer at Issuer Stockholder Meeting.

5.4 Nasdaq Listing.

Issuer shall use its commercially reasonable efforts to cause the Purchased Shares to be approved for listing on Nasdaq prior to the Closing.

5.5 Exclusivity.

Issuer shall, and shall cause its Subsidiaries and its and their Representatives to, (i) cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted on or prior to the date hereof with respect to any Competing Proposal and (ii) not engage in any discussions or enter into any agreements or share any information with any Third Party relating to a Competing Proposal. Until the earlier of the Closing and the termination of this Agreement pursuant to ARTICLE 10, from and after the date hereof, Issuer shall, as promptly as reasonably practicable, and in any event within two (2) Business Days of receipt by Issuer or any of its Representatives of any Competing Proposal or any inquiry that could reasonably be expected to lead to a Competing Proposal, deliver to Purchaser a written notice setting forth: (A) the identity of the Person making such Competing Proposal or inquiry and (B) the material terms and conditions of such Competing Proposal or an unredacted copy of any documents in connection with such Competing Proposal. Issuer shall keep Purchaser reasonably informed of any amendment or modification of any such Competing Proposal on a prompt basis, and in any event within two (2) Business Days.

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5.6 Takeover Statutes.

Issuer and the Board shall (a) take all actions necessary so that no “control share acquisition,” “fair price,” “moratorium,” “business combination” or other antitakeover or similar statute or regulation becomes applicable to any of the transactions contemplated by this Agreement, and so that Purchaser will not be considered an “interested stockholder” for purposes of NRS 78.3787, and (b) if any such antitakeover or similar statute or regulation becomes applicable to the transactions contemplated by this Agreement, to grant such approvals and take all actions necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

5.7 Interim Communications by Issuer.

Prior to making any communications generally disseminated to the employees, customers, lenders, suppliers or other Persons having material business relationships with Issuer or any of its Subsidiaries relating to the transactions contemplated by this Agreement, Issuer shall provide Purchaser with prior notice of the intended communication, Purchaser shall have the right to review such communication and provide comments, which Issuer shall consider in good faith to provide a mutually agreeable communication.

5.8 Lock-Up.

Except as may be required by Law or a Governmental Authority, without the prior written consent of Issuer, Purchaser will not sell or otherwise dispose of, directly or indirectly, any Shares acquired under the Agreement for a period of six (6) months following the time when the shares are issued hereunder (such time period, the “Lock-Up Period”). However, this Section 5.8 shall not prohibit sales or other dispositions in connection with any merger, share exchange, consolidation, tender offer or other similar corporate transaction

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5.9 Standstill.

From the period beginning on the date hereof until the expiration of the Option Period, or earlier termination of this Agreement, other than to the extent contemplated or permitted by this Agreement or upon Issuer’s written consent or request, Purchaser shall not, and shall cause each of its controlled Affiliates not to:

(a) acquire, offer or propose to acquire, or agree to acquire directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the 1934 Act), any Common Stock in excess of one percent of the outstanding Common Stock;

(b) effect or seek, offer or propose (whether publicly or otherwise) or enter into an agreement to effect, or cause or participate in or in any way knowingly assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, any tender or exchange offer, merger or other business combination involving Issuer or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Issuer;

(c) (i) make, engage or in any way participate in, directly or indirectly, any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents with respect to the Common Stock (whether or not relating to the election or removal of directors), (ii) seek to advise, encourage or influence any Person with respect to the voting of any Common Stock in opposition to the recommendation of the Board with respect to any matter, (iii) initiate, propose or otherwise “solicit” (as such term is defined in Rule 14a-1(l) under the 1934 Act, or, if amended, as amended and in effect at the time in question) Issuer’s stockholders for the approval of any stockholder proposal, regardless of its purpose and whether made pursuant to Rule 14a-8 or Rule 14a-4 under the 1934 Act or otherwise, (iv) knowingly induce or attempt to induce any other Person to initiate any such stockholder proposal, or (v) otherwise communicate or seek to communicate with Issuer’s stockholders or others pursuant to Rule 14a-1(l)(2)(iv) under the 1934 Act;

(d) call or seek to call, directly or indirectly, any special meeting of stockholders of Issuer for purposes of approving any transaction other than the transactions contemplated by this Agreement or any Ancillary Agreement, or seek, request, or take any action to obtain or retain, directly or indirectly, any list of holders of the Common Stock or other securities of Issuer other than for the aforementioned purpose;

(e) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to the Common Stock, other than a “group” that includes Issuer’s stockholders and their Affiliates with respect to actions specifically required or permitted by this Agreement;

(f) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of the Common Stock;

(g) seek, alone or in concert with others, election or appointment to, or representation on, or nominate or propose the nomination of any candidate to, the Board or seek any change in the composition of the Board or management of Issuer, including any plans or proposals to change the number or term of directors, to remove any director or to fill any vacancies on the Board, in each case other than as expressly required or permitted by this Agreement or any Ancillary Agreement; or

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(h) knowingly initiate, solicit, assist, facilitate, finance, or encourage or otherwise participate in the taking of any of the foregoing actions by any other Person or enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to any of the foregoing actions.

This Section 5.9 shall automatically terminate and be of no force or effect at such time that (i) a Competing Proposal (as defined below) shall have been publicly proposed by Issuer (and not publicly withdrawn), or a “group” (as defined under the 1934 Act) or any Person unaffiliated with Purchaser shall have publicly made (and not publicly withdrawn) a bona fide proposal with respect to a Competing Proposal, (ii) Issuer shall have entered into an agreement in principle or definitive agreement providing for any Competing Proposal, (iii) Issuer or any Person discloses (by press release, the filing of a report on Schedule 13D, the making of a tender or exchange offer or otherwise) that it is in discussions or negotiations with either Purchaser, any shareholder or any “group” (as defined under the 1934 Act) or Person unaffiliated with Purchaser with respect to a Competing Proposal, (iv) a “group” (as defined under the 1934 Act) or Person unaffiliated with Purchaser (A) solicits proxies to effect a change in the majority of the Board or (B) Beneficially Owns (as defined in the Stockholder Agreement) 20% or more of the outstanding Common Stock, or (v) Issuer commences or publicly announces an intention to commence a sales process, a review of strategic alternatives or a similar process indicating its openness to consideration of a Competing Proposal or shall have engaged an investment bank for the purpose, in whole or in part, of soliciting interest of one or more Third Parties in a Competing Proposal. Notwithstanding anything to the contrary contained herein, this Section 5.9 shall not restrict in any way the directors appointed by Purchaser to the Board from satisfying their fiduciary duties.

5.10 Anti-Dilution.

Upon the exercise of any Company option or warrant in existence at the time of this Agreement or granted on or after the date hereof and prior to the Closing, Issuer shall provide Purchaser written notice of such exercise or issuance, as applicable, including the material terms of such exercise or issuance, as applicable, within five (5) Business Days of such exercise or issuance. Within 60 days of Purchaser receiving such notice, Purchaser shall have the right, but not the obligation, to purchase additional shares of Common Stock at a purchase price equal to the same exercise price or purchase price paid by each such option holders or warrant holder, up to an amount of shares required for Purchaser to Beneficially Own 53% of the outstanding Common Stock. Issuer covenants to use its reasonable best efforts to maintain a sufficient number of authorized share of Common Stock in order to allow for issuances pursuant to this Section 5.10 and, if at any time there are insufficient authorized shares notwithstanding the foregoing covenant, Issuer shall take all actions necessary to increase the number of authorized Common Stock to comply with this Section 5.10, including holding a meeting of stockholders as promptly as practicable.

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5.11 Director Resignation.

Immediately prior to the Closing, the Company shall cause one member of the existing Board of Directors to resign.

ARTICLE 6. MUTUAL COVENANTS

6.1 Notice of Certain Events.

Each of Issuer and Purchaser shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(c) any Actions commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries, as the case may be, (i) that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or (ii) that relate to this Agreement or the consummation of the transactions contemplated hereby;

(d) any inaccuracy in any material respect of any representation or warranty contained in this Agreement at any time during the term hereof;

(e) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

(f) any event, condition, fact or circumstance that has a materially adverse impact on the likelihood that all of the conditions set forth in ARTICLE 7 or ARTICLE 8 will be satisfied prior to the End Time, or that causes or is reasonably likely to cause an Issuer Material Adverse Effect.

In no event shall (i) the delivery of any notice by a Party pursuant to this Section 6.1 limit or otherwise affect the respective rights, remedies, obligations, representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement or (ii) disclosure by Issuer or Purchaser be deemed to amend or supplement the Issuer Disclosure Schedule or constitute an exception to any representation or warranty of the disclosing Party.

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6.2 CFIUS.

Purchaser and Issuer shall jointly file an informal communication (“Informal Notice”) to CFIUS with respect to the transactions contemplated hereby within five (5) Business Days of the date hereof in order to apprise CFIUS of and generally describe such transactions and the business of Issuer and its Subsidiaries and further explain that no formal notification or declaration is required under the Defense Production Act, as amended (“DPA”), and the Treasury regulations promulgated thereunder (“Treasury Regulations”). Purchaser shall take the lead in preparing the Informal Notice and Issuer shall provide all necessary information for Issuer and its Subsidiaries relating to the Informal Notice. In the event that CFIUS requests that the Parties file a declaration notification with respect to the contemplated transactions pursuant to the DPA and Treasury Regulations, Purchaser and Issuer shall file such declaration or notification (“Notification”) within ten (10) Business Days after the receipt of the request. Purchaser shall take the lead in preparing the Notification and Issuer shall provide all necessary information for Issuer and its Subsidiaries. The Parties shall each, to their fullest ability, provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies or departments during the CFIUS review process (“Additional Filings”), act in good faith and reasonably cooperate with each other in connection with any such Additional Filings (including to provide copies of any such Additional Filings to outside counsel for the non-filing Party in draft form in advance of its submission to CFIUS), and keep the other Party informed of any material communication received by such Party from, or given by such Party to, CFIUS or its member departments and agencies related to the transactions contemplated by this Agreement.

6.3 Further Mutual Covenants.

Purchaser and Issuer shall each take such actions contemplated by this Agreement, and, subject to Purchaser’s and Issuer’s, as applicable, right to terminate this Agreement pursuant to ARTICLE 10, do all things necessary (to the extent commercially reasonable) to effect the consummation of the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement, Purchaser and Issuer shall each refrain from knowingly taking or failing to take any action which would render any of the representations or warranties contained in ARTICLE 3 or ARTICLE 4, as applicable, of this Agreement inaccurate in any material respect as of the Closing Date. Each Party shall promptly notify the other Party of any Litigation that is instituted or threatened against such Party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

6.4 Commercially Reasonable Efforts.

Issuer and Purchaser will use commercially reasonable efforts to cause the conditions in ARTICLE 7 and ARTICLE 8 to be satisfied.

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6.5 Listing.

Issuer shall use its reasonable best efforts to cause the Purchased Shares to be approved for listing on Nasdaq immediately following the Lock-Up Period.

ARTICLE 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, all or any of which may be waived in writing, in whole or in part, by Purchaser:

7.1 Representations and Warranties.

The representations and warranties of Issuer contained in ARTICLE 3 shall be true and correct in all material respects both when made and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) (provided for purposes of this Section 7.1 all “Material Adverse Effect” qualifications and other materiality qualifications limiting the scope of the representations and warranties of Issuer contained in this Agreement will be disregarded). Purchaser will have received a certificate to such effect signed by an officer of Issuer, as of the Closing Date, executed by Issuer, to such effect.

7.2 Compliance by Issuer.

Issuer shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Issuer on or prior to the Closing Date (as applicable) and Purchaser shall have received a certificate dated the Closing Date, executed by an authorized officer of Issuer to such effect. Purchaser shall have received from Issuer such certificates or other evidence, dated as of the Closing Date, as Purchaser or its counsel shall reasonably request to evidence the performance of all covenants and the fulfillment by Issuer, or such other satisfaction at or prior to the Closing Date, of the terms and conditions of this Agreement.

7.3 No Injunction; Litigation.

No Litigation, regulation, or legislation shall be pending or overtly threatened by a Third Party which seeks to enjoin, restrain, or prohibit Purchaser in respect of the consummation of the transactions contemplated hereby.

7.4 Consents; Authorizations; Approval of Legal Matters.

All authorizations, Orders, or Consents of any Governmental Authority or Nasdaq, if any, required to consummate the issuance and sale of the Purchased Shares to Purchaser shall have been obtained. Purchaser shall have received a certificate dated as of the relevant Closing Date, executed by Issuer to the foregoing effect, and Purchaser shall be reasonably satisfied with the terms, conditions, and restrictions of and obligations under each such authorization, Order, or Consent.

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7.5 No Material Adverse Change.

There shall not have occurred any change or development that would constitute an Issuer Material Adverse Effect, and Purchaser shall have received a certificate dated as of the Closing Date, executed by a duly authorized officer of Issuer to such effect.

7.6 Closing Precedent Transactions.

The transactions contemplated by Section 2.2 shall have occurred and the Registration Rights Agreement shall be fully executed and effective.

7.7 Simultaneous Closing.

The Closing shall occur simultaneously with the Closing (as defined in the Sirtex SPA) of the Stock Purchase Agreement by and between Issuer and Sirtex Medical US Holdings, Inc. (“Sirtex”), dated as of the date hereof (the “Sirtex SPA”).

7.8 Issuer Approvals.

Issuer shall have obtained Issuer Stockholder Approval for this Agreement and the transactions contemplated hereby, including in connection with the Articles Amendment, to increase the number of authorized Common Stock from 26,000,000 to 30,000,000 and other related matters, and any necessary approvals under Nasdaq rules. Issuer shall have filed the Articles Amendment and such amendment shall be effective. The Bylaws Amendment shall have been approved and adopted by the Board.

ARTICLE 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF ISSUER

The obligation of Issuer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the relevant Closing Date (as applicable) hereunder, of each of the following conditions, all or any of which may be waived, in whole or in part, by Issuer.

8.1 Certificate Regarding Representations and Warranties.

The representations and warranties of Purchaser contained in ARTICLE 4 shall be true and correct in all material respects both when made and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) (provided for purposes of this Section 8.1 all material adverse effect qualifications and other materiality qualifications limiting the scope of the representations and warranties of Purchaser contained in this Agreement will be disregarded), and Issuer shall have received a certificate dated as of the Closing Date, executed by Purchaser, to such effect.

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8.2 Compliance by Purchaser.

Purchaser shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Purchaser on or before the Closing Date, and Issuer shall have received a certificate dated as of the Closing Date, executed by Purchaser, to such effect. Issuer shall have received from Purchaser all applicable closing deliveries, and such certificates or other evidence, duly executed by Purchaser, dated as of the Closing Date, as Issuer or its counsel shall reasonably request to evidence the performance of all covenants and the fulfillment by Purchaser, or such other satisfaction at or prior to the Closing Date, of the terms and conditions of this Agreement, including Purchaser’s executed counterpart to the Registration Rights Agreement.

8.3 No Injunction, Litigation.

No Litigation, regulation, or legislation shall be pending or overtly threatened by a Third Party which seeks to enjoin, restrain, or prohibit Issuer, in respect of the consummation of the transactions contemplated hereby.

8.4 Consents; Authorizations; Approval of Legal Matters.

All authorizations, Orders, or Consents of any Governmental Authority required to consummate the issuance and sale of the Purchased Shares to Purchaser shall have been obtained. Issuer shall have received a certificate dated as of the Closing Date, executed by Purchaser to the foregoing effect, and Issuer shall be reasonably satisfied with the terms, conditions, and restrictions of and obligations under each such authorization, Order, or Consent.

8.5 Issuer Stockholder Approval.

Issuer shall have obtained Issuer Stockholder Approval for this Agreement and the transactions contemplated hereby, including in connection with the Articles Amendment and any necessary approvals under Nasdaq rules.

ARTICLE 9. CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

9.1 Confidentiality.

The Information is disclosed to Purchaser solely for Purchaser’s use in completing its analysis incidental to this Agreement, and Purchaser agrees that its use of the Information will be governed by the terms and conditions of the Confidentiality Agreement, as amended on the date hereof.

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9.2 Public Announcements.

The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release of Issuer, Purchaser and Sirtex to be reasonably agreed upon by Issuer and Purchaser. Following such initial press release, Purchaser and Issuer shall consult with each other before issuing any additional press release, making any other public statement or scheduling any press conference, conference call or meeting with investors or analysts with respect to this Agreement or the transactions contemplated hereby (unless such press release or public statement contains, or the statements made during such press conference, conference call or meeting as they relate to this Agreement or the transactions contemplated hereby include, in any case, only information that has been previously disclosed in the initial press release or other statements consented to in writing by Purchaser) and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association; provided, however, that the restrictions set forth in this Section 9.2 shall not apply to any release or public statement in connection with any dispute between the Parties regarding this Agreement, the Sale or the other transactions contemplated hereby.

ARTICLE 10. TERMINATION

10.1 Termination.

(a) The obligation of Issuer to sell, and Purchaser to purchase, the Purchased Shares on the Closing Date may be terminated:

(i) by the mutual consent of Purchaser and Issuer;

(ii) by either Party if the Closing shall not have occurred on or before March 31, 2020 (the “End Time”); provided that the right to terminate this Agreement pursuant to this Section 10.1(a)(ii) shall not be available to any Party whose breach of any representation, warranty, covenant, agreement or provision of this Agreement has caused or resulted in the failure of the Closing to occur by the End Time;

(iii) by Purchaser if (i) any condition in ARTICLE 7 becomes impossible to perform or satisfy (other than as a result of a material breach or default by Purchaser in the performance of its obligations hereunder) and the performance of such condition has not been waived by Purchaser in writing at or prior to the Closing Date or (ii) the Issuer materially breaches any of its covenants or agreements contained herein and such breach is not cured (if capable of being cured) within ten (10) days after written notice of such breach; or

(iv) by Issuer if (i) any condition in ARTICLE 8 becomes impossible to perform or satisfy (other than as a result of a material breach or default by Issuer in the performance of its obligations hereunder) and the performance of such condition has not been waived by Issuer in writing at or prior to the Closing Date or (ii) Purchaser materially breaches any of its covenants or agreements contained herein and such breach is not cured (if capable of being cured) within ten (10) days after written notice of such breach.

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(b) Upon termination, this Agreement shall be terminated in its entirety and each provision of this Agreement shall have no further force and effect, except for ARTICLE 9 and Section 11.2, each of which shall survive; provided that no such termination shall relieve any party from any liability or damages resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity; provided further that in the event of a termination of this Agreement related to a material breach of this Agreement by Issuer, Issuer shall pay to Purchaser (by wire transfer of immediately available funds), promptly (but in no event more than three (3) Business Days) following such termination, a termination fee in the amount of $1,200,000.

ARTICLE 11. GENERAL PROVISIONS

11.1 Definitions.

(a) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Term	Page	Term	Page
Additional Filings	45	Financial Advisor	28
Agreement	1	Informal Notice	45
Change of Control Payment	27	Issuer	1
Charter Documents	3	Issuer Board Recommendation	4
Closing	3	Issuer Covered Person	33
Closing Date	3	Issuer Covered Persons	33
Common Stock	1	Issuer Proxy Statement	10
Disqualification Event	32	Issuer SEC Documents	8
DPA	45	Issuer Securities	7
DRS	3	Issuer Stockholder Approval	4
End Time	49	Issuer Stockholder Meeting	40
FCPA	11	Issuer Subsidiary Securities	7
Federal Health Care Programs	29	Lease	12
Leased Real Property	13	Purchaser	1
Lock-Up Period	41	Recapitalization	2
Material Adverse Effect	46	Registration Rights Agreement	1
Material Contracts	27	Related Party	32
Notification	45	Sale	1
Option Notice	2	Sanctions	11
Option Period	2	Share	1
Personal Information	61	Shares	1
Privacy and Information Security Requirements	61	Sirtex	47
Privacy Notices	17	Sirtex SPA	47
Purchase Option	2	Stockholder Agreement	1
Purchase Price	2	Treasury Regulations	45
Purchased Shares	1	UK Bribery Act	11

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(b) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

(i) “1933 Act” means the Securities Act of 1933, as amended.

(ii) “1934 Act” means the Securities Act of 1934, as amended.

(iii) “Action” means any action, suit, investigation, examination, audit (including Tax audit), litigation, arbitration, mediation, demand, charge, complaint, claim (including any cross-claim or counterclaim), enforcement action or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding).

(iv) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the 1933 Act.

(v) “Ancillary Agreements” means the Stockholder Agreement, the Registration Rights Agreement and the License Agreement.

(vi) “Applicable Law” means, with respect to any Person, any transnational, domestic or foreign, federal, state, local or provincial Law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order, Permit, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding on or applicable to such Person.

(vii) “Articles Amendment” means an amendment to the Articles of Incorporation in substantially the same form as Exhibit D hereto.

(viii) “Articles of Incorporation” means the Articles of Incorporation of Issuer, as amended.

(ix) “Board” shall mean Issuer’s board of directors.

(x) “Books and Records” means all existing data, databases, books, records, correspondence, business plans and projections, tenant and vendor lists, files, papers, and, to the extent permitted under Applicable Law, copies of historical personnel, payroll and medical records of each of the Employees in the possession of Issuer, including employment applications, employment agreements, confidentiality and non-compete agreements, corrective action reports, disciplinary reports, notices of transfer, notices of rate changes, other similar documents, and any summaries of such documents regularly prepared by Issuer; all reported medical claims made for each Employee; and all manuals and printed instructions of Issuer.

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(xi) “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or the People’s Republic of China (including the Hong Kong Special Administrative Region) are authorized or required by Applicable Law to close.

(xii) “Bylaws” means the Bylaws of Issuer, as amended.

(xiii) “Bylaws Amendment” means an amendment to the Bylaws in substantially the same form as Exhibit E hereto.

(xiv) “CFIUS” means the Committee on Foreign Investment in the U.S.

(xv) “Code” means the Internal Revenue Code of 1986, as amended.

(xvi) “Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between Issuer or any of its Subsidiaries and any labor organization or other authorized employee representative representing Service Providers, including any collective bargaining, works council or similar agreement.

(xvii) “Competing Proposal” means, other than the transactions contemplated by this Agreement, any Third Party offer, proposal or inquiry relating to, or any Third Party indication of interest in, in a single transaction or a series of related transactions, (i) any acquisition or purchase, direct or indirect, of assets representing 15% or more of the consolidated assets of Issuer and its Subsidiaries or 15% or more of any class of equity or voting securities of Issuer or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Issuer, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party’s Beneficially Owning (as defined in the Stockholder Agreement) 15% or more of any class of equity or voting securities of Issuer or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Issuer and its Subsidiaries, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Issuer or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Issuer, (iv) any acquisition or exclusive license of any Product or Owned Intellectual Property Rights or (v) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Sale, or that would reasonably be expected to dilute materially the benefits to Purchaser of the transactions contemplated hereby.

(xviii) “Confidentiality Agreement” means that certain Mutual Confidential Disclosure Agreement, dated as of March 25, 2019, by and between China Grand Enterprise Ltd and Issuer.

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(xix) “Consent” means any consent, approval or authorization.

(xx) “Consulting Agreement” means each consulting, Service Provider, change in control or other agreement or Contract between Issuer or a Subsidiary of Issuer and any Independent Contractor.

(xxi) “Contract” means, with respect to any Person, any legally binding contract, agreement, lease, sublease, license, sublicense commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, concession, franchise, Permit, instrument or other arrangement, commitment or undertaking, including any exhibits, annexes, appendices or attachments thereto, whether written or oral, to which such Person is a party or by which such Person or such Person’s properties or assets are bound.

(xxii) “Data Processors” means any Third Party Service Providers, software developers, outsources, or others to which Issuer or any Issuer Subsidiary engages and allows access to Personal Information or IT Assets that hold Personal Information.

(xxiii) “Drug Application” shall mean a New Drug Application or a Biologic License Application, as those terms are defined in the FDCA and PHSA and the FDA regulations promulgated thereunder, for any FDA Related Product, as appropriate, in each case of Issuer or any of its Affiliates.

(xxiv) “Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) compensation, employment, consulting, Independent Contractor, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case (x) whether or not written, (y) that is sponsored, maintained, administered, contributed to, required to be contributed to or entered into by Issuer or any of its ERISA Affiliates for the current or future benefit of any current or former Service Provider or (z) for which Issuer or any of its Subsidiaries or their respective ERISA Affiliates have or could have any current or future Liability.

(xxv) “Employees” means all employees of Issuer.

(xxvi) “Employment Agreement” means each management, employment, severance, consulting, bonus, retention, relocation, repatriation, expatriation, change in control or similar agreement or offer letter between Issuer or a Subsidiary of Issuer and any current or former Employee.

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(xxvii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(xxviii) “ERISA Affiliate” of any entity means any other entity that, together with such first entity, is (or at any relevant time was or will be) treated as a single employer under Section 414 of the Code.

(xxix) “ESPP” means Issuer’s 2015 Employee Stock Purchase Plan.

(xxx) “Exploit” (and related terms such as “Exploitation” or “Exploited”) means to manufacture, have manufactured, produce, fill, finish, package, label, import, export, use, have used, sell, offer for sale, have sold, research, develop (including seeking, obtaining or maintaining Product Registrations), test, prescribe, administer, commercialize, register, store, hold or keep (whether for disposal or otherwise), transport, ship, distribute, promote, market, price, supply or otherwise dispose of, or to license or otherwise permit any Person to conduct any of the foregoing.

(xxxi) “FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

(xxxii) “FDCA” means the U.S. Federal Food, Drug, and Cosmetic Act, together with any rule or regulation lawfully issued or promulgated by the FDA.

(xxxiii) “FDA Regulated Product” shall mean and includes any of Issuer’s approved products, product candidates, or any components thereof that are subject to the FDCA and other Laws administered by the FDA.

(xxxiv) “Final Offering Period” means the offering or purchase period under the ESPP that is in effect on the date hereof.

(xxxv) “GAAP” means generally accepted accounting principles as employed in the U.S., applied consistently with prior periods and with Issuer’s historical practices and methods, provided that standards of materiality applicable to Issuer shall be employed without regard to standards of materiality used by Issuer in prior periods, and provided further, that Issuer’s historical practices and methods shall not be consistently applied to the extent they are not in accordance with GAAP.

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(xxxvi) “Governmental Authority” means any: (A) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (B) federal, state, local, municipal, foreign or other government; (C) governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal); or (D) entity to whom a Governmental Authority has assigned or delegated any authority or oversight responsibilities, including any notified body licensed, authorized or approved to assess and certify the conformity of a medical device with the requirements of the EU Medical Devices Directive 93/42/EEC, the EU Medical Devices Regulation (EU) 2017/745, and applicable harmonized standards.

(xxxvii) “Health Care Laws” means (i) the FDCA and the regulations promulgated thereunder, (ii) the PHSA, and the regulations promulgated thereunder, (iii) all federal and state fraud and abuse laws, including the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws (42 U.S.C. § 1320a-7), and the regulations promulgated pursuant to such statutes, (iv) HIPAA, the regulations promulgated thereunder and comparable state laws, (v) the Controlled Substances Act (21 U.S.C. § 801 et seq.), (vi) Titles XVIII (42 U.S.C. § 1395 et seq.) and XIX (42 U.S.C. § 1396 et seq.) of the Social Security Act and the regulations promulgated thereunder, (vii) FDA’s regulations in Title 21 of the Code of Federal Regulations, (viii) the Public Health Regulations in Title 42 of the Code of Federal Regulations, (ix) all Applicable Laws administered by the FDA and other Governmental Authorities, including those governing or relating to good laboratory practices, good clinical practices, recordkeeping, the manufacture, import, export, testing, development, approval, processing, reporting, packaging, labeling, storage, marketing, sale, offer for sale, distribution and use of any compounds or products manufactured by or on behalf of Issuer, including adverse drug reaction reporting requirements, informed Consent requirements and Review Boards (as those terms are defined by the FDA), all applicable requirements related to clinical trials and the protection of human subjects, applicable regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312, 314, 600, 601 and the FDA’s current Good Manufacturing Practice Regulations at 21 C.F.R. Parts 210 and 211 for products that are or will be sold in the U.S., and the respective counterparts thereof promulgated by Governmental Authorities in countries outside the U.S. and (x) any and all other applicable federal, state, local, foreign, supranational health care laws, rules and regulations, ordinances, and Orders, each of clauses (i) through (x) as may be amended from time to time.

(xxxviii) “HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5, and their implementing regulations, including but not limited to, the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Part 160 and Part 164, Subparts A and E, the Security Standards for the Protection of Electronic Protected Health Information at 45 C.F.R. Part 160 and Part 164, Subparts A and C, and the Notification of Breach of Unsecured Protected Health Information requirements at 45 C.F.R. Part 160 and Part 164, Subpart D.

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(xxxix) “Independent Contractor” means any independent contractor, director, consultant or other non-employee Service Provider of Issuer or a Subsidiary of Issuer (including any temporary or leased employee retained through a staffing or leasing agency that is not an employee of Issuer or a Subsidiary of Issuer).

(xl) “Information” means information or documentation owned by Issuer which information may include, but is not necessarily limited to, financial data, business plans, personnel information (to the extent permitted under Applicable Law), drawings, samples, devices, trade secrets, technical information, results of research and other data in either oral or written form; provided, however, that “Information” does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or its representatives in violation of the Confidentiality Agreement, (B) was lawfully within Purchaser’s possession prior to its being furnished to Purchaser by or on behalf of Issuer, provided further that the source of such information was not known by Purchaser to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Issuer or any other Person with respect to such information, or (C) is developed by Purchaser after initial disclosure by Issuer.

(xli) “Intellectual Property Rights” means any and all (i) trademarks, service marks, trade names, business marks, brand names, certification marks, trade dress, logos, corporate names, trade styles, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application (“Trademarks”), (ii) national and multinational statutory invention registrations, patents and patent applications issued or applied for in any jurisdiction including pursuant to international treaties, including all certificates of invention, provisionals, nonprovisionals, applications made pursuant to the Patent Cooperation Treaty, substitutions, divisionals, continuations, continuations-in-part, requests for continued examination, reissues, renewals, extensions, supplementary protection certificates, reexaminations, patents of addition, utility models, inventors’ certificates and the equivalents of any of the foregoing in any jurisdiction, all inventions disclosed in each such registration, patent or patent application and any rights resulting from oppositions, inter partes review, post-grant review or other post-grant proceedings in any jurisdiction (“Patents”), (iii) all rights and priorities afforded under any Applicable Law with respect to any of the foregoing Trademarks and Patents, including without limitation earlier-filed applications from which benefit or priority rights are derived, and all extensions, restorations, and renewals of any of the foregoing, (iv) Trade Secrets, information, data, specifications, processes, methods, knowledge, experience, formulae, skills, techniques, schematics, drawings, blue prints, utility models, designs, technology, software, inventions (whether or not patentable), discoveries, ideas and improvements, including formulation, composition, device and manufacturing information, processes and synthetic pathways, assays, engineering and other manuals and drawings, standard operating procedures, flow diagrams, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, research records and similar data and information, (v) writings and other works (including literary, pictorial and graphic works), whether copyrightable or not, in any jurisdiction (domestic and foreign), and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction (domestic and foreign), and any renewals or extensions thereof (“Copyrights”), (vi) moral rights, data and database rights, design rights, industrial property rights, publicity rights and privacy rights, (vii) all forms and types of computer software (including source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), (viii) any other intellectual property or proprietary rights, (ix) all rights under or relating to any of the foregoing granted under any Contract and (x) rights to bring an action for infringement, dilution, misappropriation or other impairment or violation of rights and to receive damages, proceeds or any other legal or equitable protections and remedies with respect to any of the foregoing.

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(xlii) “IRS” means the Internal Revenue Service of the United States of America.

(xliii) “Issuer 10-K” means Issuer’s annual report on Form 10-K for the fiscal year ended July 31, 2018.

(xliv) “Issuer 10-Q” means Issuer’s quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2019.

(xlv) “Issuer Balance Sheet” means the audited consolidated balance sheet of Issuer as of the Issuer Balance Sheet Date set forth in the Issuer 10-K.

(xlvi) “Issuer Balance Sheet Date” means July 31, 2018.

(xlvii) “Issuer Disclosure Schedule” means the disclosure schedule dated the date hereof related to this Agreement that has been provided by Issuer to Purchaser.

(xlviii) “Issuer Intellectual Property Rights” means all the Owned Intellectual Property Rights and Licensed Intellectual Property Rights.

(xlix) “Issuer Interim Balance Sheet” means the unaudited consolidated balance sheet of Issuer as of April 30, 2019 as set forth in the Issuer 10-Q.

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(l) “Issuer Material Adverse Effect” means (i) any event, circumstance, change, occurrence, development, condition or effect that has or would be expected to result in a material adverse change in, or material adverse effect on, (A) the condition (financial or otherwise), business, assets, Liabilities or results of operations of Issuer and its Subsidiaries, taken as a whole, excluding any such effect to the extent resulting from (1) changes in general economic conditions in the U.S., (2) changes or conditions generally affecting the industry in which Issuer and its Subsidiaries operate, (3) acts of war, sabotage or terrorism involving the U.S. or (4) the announcement of the transactions contemplated by this Agreement except, in the case of clauses (1), (2) and (3), to the extent not having a disproportionate effect on Issuer and its Subsidiaries, taken as a whole, relative to other participants in the industry in which Issuer and its Subsidiaries operate, (B) Issuer’s ability to consummate the transactions contemplated by this Agreement on or before the End Time or (ii) any material adverse determination by, or a material delay of a determination by, the FDA or any other Governmental Authority or any Review Board, or any indication that any such entity or Review Board will make any material adverse determination or materially delay making any determination, with respect to the safety or efficacy as shown in pre-clinical or clinical testing, approvability, labeling, contents of package insert, prescribing information, risk management profile, pre-approval inspection matters or requirements relating to the results of any pre-clinical or clinical testing, post-market requirements or commitments, in each case, related to any of the Products.

(li) “Issuer Restricted Shares” means each restricted Share granted or issued pursuant to any Employee Plan that is outstanding immediately prior to the Closing.

(lii) “Issuer RSUs” means each restricted stock unit granted or issued pursuant to any Employee Plan that is outstanding immediately prior to the Closing.

(liii) “Issuer Stock Awards” means, collectively, the Issuer Restricted Shares, Issuer RSUs, Issuer Stock Options and Issuer Warrants.

(liv) “Issuer Stock Options” means each option (or portion thereof) to acquire Shares that is outstanding immediately prior to the Closing.

(lv) “Issuer Warrants” means each warrant (or portion thereof) to acquire Shares granted or issued that is outstanding immediately prior to the Closing.

(lvi) “IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by Issuer or any of its Subsidiaries or licensed or leased by Issuer or any of its Subsidiaries.

(lvii) “Knowledge” means, with respect to Issuer, the actual knowledge of each individual listed in Section 11.1(b) of the Issuer Disclosure Schedule, together with the knowledge such persons would or should reasonably be expected to have, in each case, after making a reasonable inquiry of the individuals who report to them regarding the matters in question.

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(lviii) “Law” means any code, directive, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute, including those promulgated, interpreted, or enforced by any Governmental Authority.

(lix) “Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course of Business) of any type, secured or unsecured whether accrued, absolute or contingent, direct or indirect, liquidated or unliquidated, matured or unmatured, known or unknown or otherwise.

(lx) “License” means any license, franchise, notice, permit, easement, right, certificate, authorization, or approval to which any Person is a party or that is or may be binding on any Person or its securities, property or business.

(lxi) “Licensed Intellectual Property Rights” means all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to Issuer or any of its Subsidiaries or for which Issuer or any of its Subsidiaries has obtained a covenant not to be sued.

(lxii) “Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own, subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

(lxiii) “Litigation” means any suit, action, administrative or other audit (other than regular audits of financial statements by outside auditors), proceeding, arbitration, cause of action, charge, claim, complaint, compliance review, criminal prosecution, grievance inquiry, hearing, inspection, investigation (governmental or otherwise), before any Governmental Authority.

(lxiv) “Nasdaq” means the Nasdaq Stock Market LLC.

(lxv) “NRS” means the Nevada Revised Statutes.

(lxvi) “Order” means any decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority to which any Person is a party or that is or may be binding on any Person or its securities, assets or business.

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(lxvii) “Ordinary Course of Business” means the following: an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (A) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and (B) does not require authorization by the shareholders of such Person (or by any Person or group of Persons exercising similar authority).

(lxviii) “Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned (solely or jointly with others) by Issuer or any of its Subsidiaries.

(lxix) “Party” means any party hereto and “Parties” means all parties hereto.

(lxx) “Permit” means each grant, license, franchise, permit, easement, variance, exception, exemption, waiver, Consent, certificate, registration, accreditation, approval, authorization, concession, decree, confirmation, qualification or other similar authorization of any Governmental Authority.

(lxxi) “Permitted Liens” means (i) Liens for Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, provided no notice of any such Lien has been filed or recorded under the Code and the Treasury Regulations thereunder, (ii) materialmen’s, mechanics’, carriers’, workers’, warehousemen’s, repairers’ and similar Liens arising in the Ordinary Course of Business, securing obligations as to which there is no default and which are not yet due and payable, or the validity or amount of which is being contested in good faith by appropriate proceedings which have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves have been established in accordance with GAAP, (iii) Liens to secure payment of workers’ compensation, unemployment insurance, social security or other social security legislation (other than Liens imposed by ERISA), and (iv) with respect to real property, any nonmonetary Lien or other requirement or restriction arising under any zoning, entitlement, building, conservation restriction and other land use and environmental Applicable Law, but only if the same are not being violated by the current use of such real property or the operation of the business of Issuer and its Subsidiaries.

(lxxii) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or a Governmental Authority.

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(lxxiii) “Personal Information” means any information in the possession or control of Issuer that, alone or in combination with other information in the possession or control of Issuer, allows the identification of an individual, including name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number or customer or account number, IP address, and any persistent device identifier, or any information that is otherwise considered personal information, personal data, protected health information, or personally identifiable information under Applicable Law.

(lxxiv) “PHSA” means the U.S. Public Health Service Act, as amended, together with any rule or regulation lawfully issued or promulgated thereunder.

(lxxv) “Privacy and Information Security Requirements” means (a) all Applicable Laws relating to the Processing of Personal Information, which may include, without limitation, HIPAA and any Applicable Laws relating to data security, breach notification, direct marketing, e-mails, text messages, telemarketing, online behavioral advertising, or data localization, (b) all provisions of Contracts to which Issuer or any Issuer Subsidiary is a party or is otherwise bound that by their express terms govern the Processing of Personal Information, including without limitation obligations of the Payment Card Industry - Data Security Standards that are applicable to Issuer that govern the Processing of Personal Information; and (c) policies and notices of Issuer or any Issuer Subsidiary relating to the Processing of Personal Information.

(lxxvi) “Process” or “Processing” means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

(lxxvii) “Product” means all “drugs” and “devices” (as those terms are defined in the FDCA) and all “biological products” (as that term is defined in the PHSA), that have been or are being Exploited by or on behalf of Issuer.

(lxxviii) “Product Registration” means any investigational new drug application (IND), New Drug Application (NDA), abbreviated New Drug Application (ANDA), Biologics License Application (BLA), investigational device exemption (IDE), Premarket Notification (510k), Premarket Application (PMA), De Novo application, similar regulatory application or registration necessary to Exploit a Product in the relevant territory, including any supplements and amendments thereto.

(lxxix) “Regulation S-K” means Regulation S-K promulgated under the 1933 Act.

(lxxx) “Regulation S-X” means Regulation S-X promulgated under the 1934 Act.

(lxxxi) “Review Board” means all institutional review boards, privacy boards, data safety monitoring boards or ethics committees responsible for review, oversight, and/or approval of any clinical trial involving any Product.

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(lxxxii) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(lxxxiii) “SEC” means the U.S. Securities and Exchange Commission.

(lxxxiv) “Service Provider” means any director, officer, employee or individual Independent Contractor of Issuer or any of its Subsidiaries (including any Employee).

(lxxxv) “Subsidiary” means, with respect to any Person, any other Person of which (i) such Person or any of its Subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (ii) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (or, if there are no such ownership interests having ordinary voting power, 50% or more of the equity interests of which) are at any time directly or indirectly owned or controlled by such Person.

(lxxxvi) “Tax” means any federal, state, county, local, or foreign tax, charge, fee, levy, impost, duty, tariff or other assessment or charges of whatever kind, including taxes or other charges based upon, measured by, or otherwise related to income, diverted profits, minimum, base erosion anti-abuse minimum, gross receipts, excise, employment, sales, use, transfer, recording, License, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, U.S. Social Security, single business and unemployment, disability, real property, personal property, escheatment, unclaimed property, registration, ad valorem, value added, goods and services, alternative or add-on minimum, estimated taxes, including any interest, penalties, and additions imposed thereon or with respect thereto or as a result of a failure to timely, correctly or completely file any Tax Return, and including Liability for the taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law) as a transferee or successor, by contract, or otherwise.

(lxxxvii) “Tax Return” means any return (including any informational return) report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to any Taxing Authority, including any statements, schedules attachments or amendments with respect thereto.

(lxxxviii) “Tax Sharing Agreement” means any agreement or arrangement (whether or not written), entered into prior to the Closing, binding Issuer or any of its Subsidiaries and providing for the allocation, apportionment, sharing or assignment of any Tax Liability or benefit, or the transfer or assignment of income, revenues, receipts or gains for the purpose of determining any Person’s Tax Liability.

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(lxxxix) “Taxing Authority” means the IRS and any other federal, state, local or foreign Governmental Authority responsible for the assessment, collection or administration of any Tax.

(xc) “Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than a Party.

(xci) “Trade Secrets” means trade secrets and all confidential know-how and confidential information and rights in any jurisdiction (domestic and foreign), including confidential recipes, ideas, formulae, formulations, compositions, reactions, pathways, syntheses, tools, products, mechanisms, functions, components, specifications, techniques, systems, data, results, methods, processes, manufacturing, schematics, prototypes, models, designs, customer lists and supplier lists.

(xciii) “U.S.” means the United States of America, its territories and possessions, including Puerto Rico.

11.2 Fees and Expenses.

Except as otherwise specifically provided elsewhere in this Agreement, regardless of whether the transactions contemplated by this Agreement are consummated, Issuer and Purchaser each shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement, except that Issuer shall reimburse the reasonable legal fees and expenses incurred by Purchaser in an amount not to exceed $300,000 in the aggregate.

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11.3 Notices.

All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing (which shall include communications by e-mail) and shall be delivered and deemed given if: (a) in person (on the Business Day of such delivery as evidenced by the receipt of the personal delivery service), (b) by certified or registered mail return receipt requested (one Business Day after being mailed), or (c) by e-mail (on the date of transmission):

If to Issuer:

OncoSec Medical Incorporated

24 North Main Street

Pennington, NJ 08534-2218

Attention: Daniel J. O’Connor

Telephone: (858) 230-8770

Email: docconor@oncosec.com

with a copy (which shall not constitute notice) to:

Alston & Bird LLP
90 Park Avenue
New York, NY 10016
Attention:	Matthew W. Mamak
James H. Sullivan
Telephone:	(212) 210-1256
(212) 210-9522
E-mail:	matthew.mamak@alston.com
james.sullivan@alston.com

If to Purchaser:

Grand Decade Developments Limited
Unit 3302, The Center, 99 Queen’s Road Central
Hong Kong
Attn:	Zhou Chao
Telephone:	(852) 2866-3718
Email:	zhouchao@chinagrandinc.com

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with a copy (which shall not constitute notice) to:

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention:	Jack S. Bodner
Stephen A. Infante
Facsimile No.:	646-441-9079
646-441-9039
E-mail:	jbodner@cov.com
sinfante@cov.com

or to such other address as the Parties may designate in writing to the other in accordance with this Section 11.3. Any Party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice.

11.4 Assignment.

Any assignment under this Agreement by Issuer shall be void, invalid and of no effect without the written consent of Purchaser, except as otherwise provided in this Agreement, including that Purchaser may assign its rights under this Agreement in whole or in part to any Person in accordance with Section 1.1(c) and as so long as the assignee(s) agree to be bound in writing by the terms and conditions of this Agreement. Notwithstanding anything contained herein to the contrary, Purchaser may assign its rights to an Affiliate at any time and from time to time without the consent of Issuer. For the avoidance of doubt, nothing herein shall prohibit the sale or assignment of the Purchased Shares to any person, subject to Section 5.4, in compliance with applicable securities laws.

11.5 No Benefit to Others.

The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any Third Party beneficiary or any other rights on any other Persons.

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11.6 Headings and Gender; Construction; Interpretation.

(a) The table of contents and the captions and section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to “Section” or “Article” shall be deemed to be references to a Section or Article of this Agreement unless indicated otherwise.

(b) Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

(c) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Purchaser or Issuer, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words so as fairly to accomplish the purposes and intentions of all the Parties.

11.7 Counterparts.

This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one counterpart has been signed by each Party and delivered to the other Party hereto.

11.8 Integration of Agreement.

(a) This Agreement and the exhibits and the other agreements contemplated by this Agreement, including the Confidentiality Agreement, constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements, oral and written, between the Parties with respect to the subject matter hereof, including that certain Confidential Non-binding Indicative Term Sheet between the Parties dated September 5, 2019.

(b) Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the Party against which the enforcement of such change, waiver, discharge or termination is sought. The failure or delay of any Party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any Party of any condition of this Agreement, or the breach of any term of this Agreement or the inaccuracy or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

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11.9 Amendments.

Any provision of this Agreement may be amended prior to the Closing if, but only if, such amendment is in writing and is signed by each Party.

11.10 Waiver.

The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power, privilege. To the maximum extent permitted by Applicable Law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

11.11 Time of Essence.

Time is of the essence in this Agreement.

11.12 Governing Law.

Except to the extent that mandatory principles of Applicable Law require the application of the NRS, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

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11.13 Jurisdiction.

The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the state or federal courts, as applicable, in New York county in the State of New York, and each of the Parties irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that you may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.3 shall be deemed effective service of process on such party.

11.14 Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.15 Partial Invalidity.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. To the extent the deemed deletion of the invalid, illegal or unenforceable provision or provisions is reasonably likely to have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement, the Parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

11.16 Survival.

The representations and warranties of each party in the Agreement shall survive any investigation made by any Party and the closing of the transactions contemplated hereby and any termination of this Agreement subsequent to the Closing Date. The covenants and agreements of each party made herein shall survive in accordance with their terms.

11.17 Specific Enforcement.

Each party hereto acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 11.13, provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 11.13 can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

oncosec medical incorporated

By:	/s/ Daniel J. O’Connor
Name:	Daniel J. O’Connor
Title:	Chief Executive Officer and President

GRAND DECADE DEVELOPMENTS LIMITED

By:	/s/ Zhou Chao
Name:	Zhou Chao
Title:	Authorized Representative

[Signature Page to GDD SPA]